EXHIBIT 10.27


                                      LEASE

     THIS LEASE, dated for reference purposes on the 17th day of July, 1995, is entered into by and between VAT Partners II, a California general partnership, hereinafter referred to as "Landlord," and 99 Only Stores, a California
                                --------
corporation,  hereinafter  referred  to  as  "Tenant."
                                              ------

                                   WITNESSETH:

      In consideration of the mutual covenants and agreements herein contained and of the due and faithful performance of each and all of the terms, covenants and conditions hereof to be performed, the parties agree as follows:

      1.    PREMISES.

      1.1   The Premises and the Shopping Center. Landlord hereby leases to
            ------------------------------------
            Tenant and Tenant hereby leases from Landlord, for the term and at the rental and upon the covenants and conditions set forth herein, that portion of an existing building ("Building") consisting of
                                                  ----------
            approximately 21,240 square feet and the land on which it is situated (collectively, the "Premises"), together with nonexclusive
                                         --------
            rights in all easements, rights and appurtenances relating thereto including, without limitation, those contained in the Declaration (defined at Paragraph 1.3) (collectively, the "Easements") and
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            subject only to Permitted Liens (as defined in Section 22 below).
                                                           ----------
            The Premises are part of a shopping center located at the northwest corner of Sepulveda Boulevard and Vermont Avenue in Torrance, California (the "Shopping Center"). The Shopping Center is legally
                             ---------------
            described upon Exhibit A attached hereto and made a part hereof. The
                           ---------
            Premises are located within the Shopping Center substantially as shown on the site plan (the "Site Plan") attached hereto as Exhibit
                                                                        -------
            B and made a part hereof.
            -

      1.2   Ground Floor Area of the Premises, the Building and the Shopping
            ----------------------------------------------------------------
            Center. Landlord represents that, as of the date of this Lease, for
            ------
            purposes of calculating any charges based on the square feet of a building area in question, (i) the Building shall be deemed to contain forty-six thousand eight hundred thirty-two (46,832) square feet of ground floor area, (ii) the ground floor area of all building area located in the Shopping Center shall be deemed to contain forty-eight thousand thirty-two (48,032) square feet, and
            (iii) the ground floor area of the Premises shall be deemed to be twenty-one thousand two hundred and forty (21,240) square feet. The ground floor area of the Premises, the Building or the other buildings located within the Shopping Center shall be calculated by measuring from the exterior of exterior walls and the middle of any common walls. The computation of ground floor area shall exclude mezzanines and the corridor area of the Building, but shall include all floors of any multi-store building and all outdoor sales, garden center or nursery or similar area used exclusively by one occupant or tenant of the Shopping Center for commercial purposes (except that non-building areas which are part of the Common Area (as defined in Paragraph 5.1 below) and which are used on an occasional basis for sales or promotions shall be excluded from the computation of total floor area).

      In the event of a change in the number of square feet of ground floor area of the Premises, the Building or the buildings located within the Shopping Center, all prorations based on square feet shall be revised accordingly so that Tenant's pro rata share of a cost will be based on the ratio that the ground floor area of the Premises bears to the ground floor area of the building or the buildings located in the Shopping Center which exist from time to time.

      1.3   The Declaration. As of the date this Lease is fully executed, the
            ---------------
            Shopping Center is subject to that certain Declaration of Establishment of Protective Covenants, Conditions and Restrictions and in the Alternate for Grants of Easements dated August 14, 1974 and recorded January 26, 1976 as Instrument No. 534 in the official records of the County of Los Angeles, State of California, as such document was subsequently amended by that certain Amendment to Declaration and Establishment of Covenants, Conditions and Restrictions dated March 4, 1976. Tenant acknowledges that Landlord is currently negotiating with McDonald's a new Declaration and Establishment of Covenants, Conditions and Restrictions to replace the Declaration. Any such new Declaration shall be subject to Tenant's approval, which shall not unreasonably be withheld or delayed.

                  (a) Landlord represents and warrants as of the date this Lease is fully executed that (i) to Landlord's knowledge, Landlord is not in breach or default of the Declaration nor do there exist any events, circumstances, acts or omissions which, whether with or without the passage of time or the giving of notice or both, would constitute a default or breach under the Declaration by Landlord, and (ii) other than the Declaration, the PNS Stores lease and the Pioneer Chicken lease, there are no agreements affecting the Common Area. Landlord further represents and warrants that, as of the date this Lease is fully executed, the terms of the PNS Stores lease and the Pioneer Chicken lease do not conflict with the terms of this Lease, and Landlord agrees not to modify or amend such leases so as to conflict with this Lease. Landlord shall pay when due all sums required of it under the Declaration and shall perform all other obligations of Landlord under the Declaration so as to avoid any default under, or termination of, the Declaration. Landlord shall not directly or indirectly allow the Declaration to expire or consent to a voluntary termination of, or exercise any option to cancel or terminate, the Declaration except in connection with a new Declaration as described in Paragraph 1.3 above. Landlord represents and warrants
                           -------------
                        that it has not as of the execution of this Lease, and hereby agrees that Landlord shall


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
                        not, consent to or approve any amendment or modification of the Declaration without the prior written consent of Tenant. Without first obtaining written instructions from Tenant, Landlord shall not consent or approve under the Declaration any proposed conduct of any current or potential occupant of the Shopping Center or any portion thereof, or any other matter whatsoever. Landlord represents and warrants that Landlord has disclosed in writing to Tenant all consents or approvals given under the Declaration to any current, past or potential occupant of the Shopping Center or any portion thereof, or any other matter whatsoever. Tenant shall be deemed to have instructed Landlord to withhold such consent or approval in the event Tenant does not provide Landlord with instructions within fourteen (14) days after receipt of Landlord's notice seeking Tenant's instructions. Landlord agrees to immediately provide to Tenant a copy of any notice served by or upon Landlord under the Declaration.

      Notwithstanding the foregoing, if a third party unaffiliated with Landlord has a commercially reasonable need to amend the Declaration, Landlord may amend the Declaration, provided that: (i) Tenant's direct and indirect rights and benefits relating. to the Common Area as set forth in Paragraph 5.2(b) shall
                                                      ---------------
not be affected thereby; (ii) Tenant shall continue to have a non-exclusive easement over all portions of the Common Area as provided in Paragraph 5.2(a)
                                                             ---------------
(iii) the construction of any building within the Shopping Center shall comply with Paragraph 5.2(b) of this Lease; (iv) the terms of Sections 4, 5 and 6 of
      ----------------
the Declaration (or substantially similar terms) shall be incorporated into any new declaration of covenants, conditions and restrictions; (v) Tenant's rights to continue to maintain or to install any signs as set forth in Section 11 shall
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not be affected thereby; (vi) there shall be no change in the maintenance obligations of Landlord or Tenant as a result thereof; and (vii) there shall be no change in any use restrictions set forth in this Lease. Landlord shall take all reasonably necessary actions (including bringing suit and seeking injunctive relief) to cause all third parties to comply with the Declaration.


                  (b) In the event Landlord shall fail to (i) pay timely any sum due under the Declaration, or (ii) perform any other obligation of Landlord under the Declaration and Landlord's failure to so perform constitutes a default by Landlord under this Lease, then in either such event, Landlord shall be in default of this Lease and Tenant may, at its option, without waiving any claim for damages or other remedy available to it, attempt to cure such failure on account of Landlord, and Landlord agrees to reimburse Tenant for any amount incurred by Tenant as a result of Landlord's default or for any contractual liability incurred on behalf of Landlord in accordance with Paragraph 18 hereto.

                  (c) In the event Landlord is in default under this Lease with respect to a matter related to the operation or maintenance of the Shopping Center pursuant to the Declaration, Landlord shall be deemed to have assigned to Tenant during any such period of default any and all rights and benefits which Landlord has or may hereafter acquire under the Declaration relating to the operation or maintenance of the Shopping Center or any portion thereof effective upon such default (without need for any further action by Landlord or Tenant) including, but not limited to, the right to deliver default notices on behalf of Landlord, the right to cure any default by any of the owners or occupants of the Shopping Center under the Declaration, and the right to seek reimbursement from such defaulting owners and/or occupants for all costs and expenses incurred by Tenant in curing such default.

      1.4   Acceptance of Premises by Tenant.
            ------------------------------------

  SUBJECT TO (I) LANDLORD'S OBLIGATIONS TO PERFORM LANDLORD'S WORK IN ACCORDANCE
    WITH PARAGRAPH 3.1, (II) LANDLORD'S OBLIGATION TO PERFORM ANY MAINTENANCE,
         -------------
   REPAIR OR RESTORATION WORK TO THE PREMISES AND THE COMMON AREA AS REQUIRED BY
    THIS LEASE, (III) LANDLORD'S OBLIGATION TO PERFORM ANY WORK WITH RESPECT TO COMPLIANCE WITH LAWS; (IV) LANDLORD'S OBLIGATIONS TO CONDUCT ANY HAZARDOUS MATERIALS ABATEMENT; (V) LANDLORD'S OBLIGATIONS TO CURE ANY DEFECTS IN THE
     PREMISES AND/OR THE COMMON AREA; AND (VI) LANDLORD'S REPRESENTATIONS AND WARRANTIES, TENANT SHALL ACCEPT POSSESSION OF THE PREMISES IN AN "AS IS"
  CONDITION WITH "ALL FAULTS" AS TO ALL MATTERS, INCLUDING THE FOLLOWING: TITLE;
       PHYSICAL CONDITION; SIZE OR DIMENSIONS; FEASIBILITY, DESIRABILITY OR CONVERTIBILITY OF THE PREMISES INTO ANY PARTICULAR USE; THE ZONING, BUILDING AND
  LAND USE RESTRICTIONS APPLICABLE WITH RESPECT TO THE SAME, EXCEPT AS EXPRESSLY
                       CONTAINED OTHERWISE IN THIS LEASE.
     With respect to the matters referred to in the preceding sentence, but subject to the exceptions contained therein, Tenant waives the provisions of
Section  1542  of  the  California  Civil  Code,  which  provides:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

      2.    TERM.

      2.1   Lease Term. The primary term of this Lease shall commence upon
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            delivery to Tenant of the Premises with Landlord's Work
            substantially completed in accordance with Paragraph 3.1 (the
                                                       -------------
            "Commencement Date"), and shall continue through January 31, 2005
             -----------------
            (the "Primary Term") . All references in this Lease to the "Lease
             -----------------
            Term" shall mean the Primary Term and, upon the exercise of any option pursuant to Paragraph 2.2, the Primary Term as extended by
                               -------------
            any such option.


      2.2   Options to Extend Term. Provided that Tenant is not in default under
            ----------------------
            this Lease at the time any option provided for below is scheduled to commence, Tenant is hereby granted three (3) successive options to extend the Primary Term for additional


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
            consecutive periods of five (5) years each with the first such option following the expiration of the Primary Term and subsequent options following the expiration of the immediately preceding option, subject to all the provisions of this Lease. Tenant shall exercise each option, if at all, by giving written notice to Landlord of Tenant's election to exercise the option at least one hundred eighty (180) days prior to the commencement of the period of years to which such option applies.

      3.    IMPROVEMENTS TO THE PREMISES.

      3.1   Landlord's Improvements. Landlord shall substantially complete, at
            -----------------------
            Landlord's sole expense, the work described generally on Exhibit C attached hereto and made a part hereof ("Landlord's Work") on or
                                                     ---------------
            before September 30, 1995, as such date is extended one day for each day (or partial day) of delay caused by Tenant (or its agents, employees, representatives, contractors, licensees or invitees), or by a Force Majeure Event (as defined in Section 24) . "Substantial
                                                    ----------
            completion" shall mean Landlord's Work has been completed except for minor defects, adjustments and other deficiencies of a "punchlist" nature that would not interfere materially with Tenant's use and occupancy of the Premises. Landlord shall provide Tenant with at least thirty (30) days' prior written notice of the anticipated date of substantial completion and will keep Tenant advised with respect to any subsequent revisions thereto. Landlord's Work shall be performed in a good and workmanlike manner, in compliance with Legal Requirements (as defined in Paragraph 8.3), and in substantial
                                        -------------
            conformity with any plans and specifications prepared in connection therewith ("Landlord's Plans"). Prior to submitting Landlord's Plans
                        ----------------
            to any governmental authority for issuance of the permits but in no event later than forty-five (45) days after the date of this Lease, Landlord shall deliver Landlord's Plans to Tenant and Tenant shall approve Landlord's Plans in writing, which approval shall not be unreasonably withheld, delayed or conditioned. Provided Tenant does not materially interfere with the performance of Landlord's Work during Landlord's performance of Landlord's Work, Tenant shall have access to the Premises for the purposes contemplated by Paragraph
            14.1. Within thirty (30) days after the date Tenant receives Landlord's notice of substantial completion. ("Substantial Completion Notice"), Tenant shall inspect the Premises and submit to Landlord a written punch list of items to be completed or corrected. Landlord shall proceed promptly to complete and correct all items on such punch list within thirty (30) days of the date of receipt of Tenant's punch list in a manner that shall not materially interfere with Tenant's activities in or access to the Premises for the purposes contemplated in Paragraph 14.1 below. Failure to include an
                                     --------------
            item on the punch list shall not alter the responsibility of Landlord to complete said item if the work for said item was never commenced. Notwithstanding the foregoing, Tenant shall be deemed to have conclusively acknowledged satisfactory completion of Landlord's Work (except for latent defects, deficiencies not discoverable in the exercise of reasonable diligence and warranties made by Landlord), unless Tenant gives Landlord written notice otherwise within thirty (30) days after receipt of the Substantial Completion Notice, which notice from Tenant shall specifically identify Tenant's objections to Landlord's Work.

      3.2 Tenant's Improvements. Within ninety (90) days after execution of this Lease, Tenant shall submit for Landlord's approval (which shall not unreasonably be denied or delayed) preliminary plans ("Tenant's
                                                                       --------
            Preliminary Plans") showing Tenant's proposed improvements
            -----------------
            ("Tenant's Improvements") to the Premises. If Landlord does not respond in writing and in reasonable detail to Tenant's request for approval within fifteen (15) days after Landlord's receipt thereof, then Landlord's approval shall be deemed given. Landlord shall assist and cooperate with Tenant in Tenant's efforts to obtain approval of Tenant's Preliminary Plans (to the extent necessary) by all appropriate governmental agencies. Within ten (10) days after
            (i) Tenant's Preliminary Plans have been approved by the appropriate governmental agencies, and (ii) Tenant has accepted possession of the Premises from Landlord, Tenant shall commence construction of Tenant's Improvements, which construction shall be completed diligently and in substantial conformity with Tenant's Preliminary Plans and in compliance with Legal Requirements.

      Following completion of Tenant's Improvements, Tenant shall provide Landlord with a revised draft of Tenant's Preliminary Plans if any changes affecting structural or exterior elements of the Premises were made from the draft of Tenant's Preliminary Plans originally approved by Landlord; provided, however, no such structural or exterior changes shall be made without Landlord's prior written approval (to the extent required hereby), which Landlord shall not unreasonably withhold, delay or condition. All of Tenant's Improvements shall become part of the Premises, and Tenant shall have no obligation to remove the same upon the expiration or termination of this Lease.

      4.    RENT AND RENT COMMENCEMENT DATE.

      4.1 Rent Commencement Date. Tenant's obligation to pay Minimum Rent (defined in Paragraph 4.2), Taxes (defined in Paragraph 6.1), Common Area Expenses (defined in Paragraph 5.4(a)) and all other monetary obligations of Tenant under this Lease shall not commence until the date occurring four (4) months after the Commencement Date (the "Rent Commencement Date" or "RCD").

      4.2   Minimum Rent. Commencing on the RCD, Tenant shall pay to Landlord,
            ------------
            at such place or places as Landlord shall designate from time to time in writing, a fixed minimum monthly rent ("Minimum Rent"),
                                                            ------------
            payable in advance on the first day of each and every calendar month during the Lease Term, without prior notice, demand or right of setoff (except as expressly permitted hereunder), as follows:

                  (a) for each month commencing on the RCD and continuing through the end of the Primary Term, the sum of Seventeen Thousand Six Hundred Twenty-Nine Dollars ($17,629);


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                  (b)   for each month of the first five-year option period
                        immediately following the expiration of the Primary Term, the sum of Nineteen Thousand Three Hundred Ninety-Two Dollars ($19,392)

                  (c) for each month of the second five-year option period immediately following the expiration of the Primary Term, the sum of Twenty-One Thousand Three Hundred Thirty-One Dollars ($21,331); and

                  (d) for each month of the third five-year option period immediately following the expiration of the Primary Term, the sum of Thirty-Three Thousand Four Hundred Sixty-Four Dollars ($23,464).

      Notwithstanding the foregoing, upon execution of this Lease, Tenant shall pay in advance to Landlord the sum of Fifty-Two Thousand Eight Hundred Eighty-Seven Dollars ($52,887) equal to Minimum Rent due for the first three (3) months after the Rent Commencement Date. If the RCD occurs on a day other than the first day of a calendar month, then. Minimum Rent and all other monetary obligations of Tenant under this Lease shall be prorated on a per diem basis for the partial month extending from the RCD to the beginning of the next full calendar month and shall be payable on the first day of such next calendar month or when otherwise due and payable in accordance with the terms hereof.

      If Minimum Rent or any other sum payable by Tenant hereunder is not received within five (5) days after Tenant's receipt of a notice from Landlord stating that said sum is delinquent, and Landlord has properly sent a similar delinquent notice at least two (2) other times in any Lease Year, then commencing with the third such delinquent notice and continuing until the end of the Lease Year in question, Landlord shall be entitled to a late charge of three percent (3%) of the delinquent amount for each such delinquent payment in question (where a delinquent, notice is received by Tenant).

      4.3   Lease Year Defined. As used in this Lease, the term "Lease Year"
                                                                 ----------
            shall mean:

                  (a) With respect to the first Lease Year, that period of time commencing on the RCD and ending on the next succeeding January 31; and

                  (b) With respect to each Lease Year other than the first Lease Year, each twelve (12) month period ending on January 31 during the Lease Term.

5.    COMMON AREA.

      5.1   Definition of Common Area. As used in this Lease, the term "Common
            -------------------------                                   ------
            Area" shall mean all of the area within the Shopping Center to be used in common by the occupants thereof, which Common Area shall include all area within the Shopping Center other than the building areas and loading areas designated on Exhibit B.
                                                   --------

      5.2   Tenant's Rights in the Common Area.
      -----------------------------------

                  (a) Landlord hereby grants to Tenant, its successors and assigns, for the use of Tenant, its customers, employees, invitees, licensees, visitors and contractors free of charge, a non-exclusive easement over all portions of the Common Area and to and from streets and highways adjoining the Shopping Center and access easements appurtenant thereto for the purpose of parking, delivery and transportation of merchandise, and for pedestrian and vehicular ingress and egress. In addition, Tenant shall have the right to the exclusive use of those loading facilities and related areas adjacent to the easterly boundary of the Building which are depicted in Exhibit B attached as may be reasonably
                                        ---------
                        necessary for loading and unloading merchandise and for the parking of its trucks and trailers for such purposes. Tenant shall also have the right to (i) install and maintain a courier box in front of the Premises for Tenant's internal operations and one or more public telephones, vending machines and mechanical entertainment devices on the sidewalk in front of the Premises; and (ii) conduct sales on the sidewalk or walkway located immediately in front of the Premises;
                        (iii) the nonexclusive use of the corridor as shown on Exhibit B and (iv) the nonexclusive access to the
                        ---------
                        electrical rooms and fire sprinkler riser rooms.

                  (b) Landlord covenants and agrees to provide, maintain and preserve during the Lease Term all of the Common Area for the non-exclusive use and benefit of Tenant, its successors and assigns, other occupants, tenants and subtenants of the Shopping Center and their respective customers, employees, invitees, licensees, visitors and contractors.

      Except by written amendment to this Lease, which amendment shall substitute a new Site Plan showing any such change to the Common Area, Landlord shall not make and shall not allow anyone to make any change whatsoever to the shape, size, location, layout, nature or extent of any portion of the Common Area without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed including, without limitation (1) the construction of any building, sign, kiosk or other structure, whether temporary or permanent (other than as set forth in the third grammatical paragraph of this subparagraph 5.2(b)); (ii) the erection of any barrier or fence or other alteration affecting parking or access in or to the Common Area; or (iii) the expansion of the Pioneer Chicken building, as such building is shown on the Site Plan.


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
      Notwithstanding the foregoing, Tenant consents to either (a) the modification of the building located on the "Out Parcel" as so designated on the Site Plan, or (b) the construction of a new building on the "Vermont Parcel" as so designated on the Site Plan, provided that either such building (i) does not exceed six thousand (6,000) square feet of ground floor area, (ii) does not exceed twenty-five (25') feet in height from finished floor to the top of any parapet, wall, tower structure or screening for said building, (iii) does not extend beyond either "Future Building Area" as such areas are set, forth on the Site Plan, (iv) there is only one (1) building located on either the Vermont Parcel or the Out Parcel (but not both) at any time during the Lease Term and
(v) there is improved parking (including paving and striping) on the parcel which does not have a building located thereon. In furtherance of the foregoing, if Landlord decides to construct a building on the Vermont Parcel, Landlord agrees to demolish and remove the building from the Out Parcel and then improve the Out Parcel as additional parking area in which case said Out Parcel will become Common Area. Any such construction work shall be performed in a diligent manner which shall cause the least disruption to Tenant's business in the Premises as is reasonably possible. Landlord shall use reasonable efforts to prevent any construction work with respect to the construction of a building or site improvements on the Vermont Parcel and if Landlord acquires the Out Parcel, with respect to any exterior modification to the building located on the Out Parcel or any site-work related thereto from occurring between November 15 of one year and January 15 of the next year if any such construction work could have a material and adverse effect on Tenant's business at the Premises. Landlord agrees that any staging for said construction work will be located entirely within the Vermont Parcel or Out Parcel (as the case may be) and in no event shall interfere with ingress or egress to the Shopping Center.

      Tenant shall not withhold its consent to any change to the Common Area if, and to the extent, that (i) such change is required by law in connection with any repair or restoration of the Shopping Center following any casualty or condemnation; (ii) such change does not impair pedestrian or vehicular ingress or egress from the Shopping Center or the Premises, whether for customers, for delivery of merchandise or otherwise; (iii) such change does not impair the visibility of the Premises, including, without limitation, the store front of the Premises, any of Tenant's signs attached to the Premises or on any sign monument or sign pylon on which Tenant is represented in the Shopping Center;
(iv) such change does not impair the proximity, quantity, accessibility or availability of parking for the Premises or (v) such change does not otherwise adversely affect Tenant's business operation in the Premises and/or the Shopping Center. Tenant acknowledges that other tenants with leased premises located in the Shopping Center shall have the right to (i) install and maintain a courier box or one or more public telephones, vending machines and mechanical entertainment devices on the sidewalk in front of the premises; and (ii) conduct sales on the sidewalk or walkway located immediately in front of such leased premises.

     Whenever  Tenant's  consent  is required under this Paragraph 5.2, Tenant's
                                                         -------------
failure to respond within thirty (30) days after receipt of Landlord's written request therefor, combined with Tenant's further failure to respond within ten
(10) days after Landlord's second request therefor is received by Tenant, shall constitute Tenant's granting of consent provided such notices contain the provisions contained herein concerning Tenant's waiver for failing to respond to Landlord's written requests. The easements, covenants and restrictions herein set forth shall run with the land and shall be a burden upon the Common Area for the benefit of the Premises and binding upon Landlord and Landlord's heirs, successors and assigns.

      5.3   Landlord's Common Area Responsibilities. Subject to Sections 12 and
            ---------------------------------------
            16, at all times during the Lease Term Landlord shall insure, maintain and repair the Common Area so that the Common Area is kept in good and clean condition throughout the Lease Term. Landlord's Common Area responsibilities shall include but not be limited to the following:

                  (a) Maintaining the parking, driveway areas and sidewalks in good condition and repair, and free of ice and snow;

                  (b) Removing all debris and thoroughly sweeping the Common Area to the extent reasonably necessary to maintain them in a clean and orderly condition;

                  (c) Maintaining all exits, monument signs, sign pylons, directional signs, markers and lights (including lights affixed to the Building) in good repair and condition;

                  (d) Providing utilities for lighting and landscaping and sign monuments and pylons;

                  (e) Cleaning all lighting fixtures and common signs and relamping as needed;

                  (f) Repainting of striping markers and repairing parking bumpers as necessary;

                  (g) Maintaining all landscaped areas in good and healthy condition and repairing automatic sprinkler systems and water lines and making replacements of landscaping as necessary;

                  (h) Trimming or pruning landscaping where necessary to preserve maximum visibility of Tenant's building and pylon or monument signs;


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
                  (i) Maintaining and repairing all storm drain lines, sewers, utility lines and other services located in the Shopping Center serving the Common Area necessary for the operation of the Common Area;

                  (j) Providing security for all of the Common Area for the benefit of all occupants of the Shopping Center and their customers and employees and personal property (provided that the tenants/occupants of at least sixty percent (60%) of the ground floor area of occupied buildings in the Shopping Center agree to pay their respective pro rata share of the reasonable cost of such security); and

                  (k) Maintaining (i) commercial general liability insurance with respect to claims for bodily injury, death or property damage occurring in or upon the Common Area with a policy limit of Two Million Dollars ($2,000,000) and (ii) "all risk" form insurance insuring all Common Area improvements (with coverage or an endorsement for earthquake and flood and compliance with legal requirements) against physical loss or, damage in an amount equal to the full Replacement Cost (as defined in Paragraph 12.4) thereof;
                        --------------

                  (l)   Subject to Paragraphs 5.4(b) and 8.3, making the Common
                                   ----------------
                        Area comply with laws, rules and orders of federal, state and municipal authorities;

                  (m)   Subject to Paragraph 5.4(b) (vii), capital expenditures
                                   ---------------------
                        (as determined under generally accepted accounting principles) which are required to be expended by Landlord in order to comply with Landlord's obligations hereunder with respect to the Common Area, provided any such capital expenditures are depreciated over the useful life of such capital expenditures and Tenant is billed only for the appropriate annual depreciation for said capital expenditures; and

                  (n)   Subject to Paragraphs 5.4(b) and 10.6(4), the
                                   -----------------     ------
                        investigation and/or remediation of Hazardous Materials in, on or about the Common Area (whether or not such Hazardous, Materials exist in, on or about the Common
                        Area)

      Notwithstanding the foregoing, after five (5) full years of the Primary Term have expired, Landlord shall have the right to maintain such higher limits of commercial general liability insurance coverage referenced in subparagraph
(k) above as is reasonable in accordance with industry practices for comparable shopping centers in the trade area where the Shopping Center is located provided all tenants/occupants of the Shopping Center pay their pro rata share of any increase in the cost of such insurance.

     A certificate or certificates of insurance evidencing the policies described in paragraph 5.3(k) above shall be delivered to Tenant within ten (10)
             ---------------
days after execution of this Lease and shall provide that such policies may not be cancelled or modified without at least thirty (30) days prior written notice to Tenant. The certificate or certificates shall also provide that Tenant shall receive notice of renewal of such insurance not later than thirty (30) days prior to the scheduled expiration date of each such policy.

      5.4   Common Area Expenses.
            --------------------

                  (a)   Definition. Subject to Paragraph 5.4(b) below, the term
                         ----------
                        "Common Area Expenses" means all direct costs .and
                         --------------------
                        expenses reasonably and actually incurred by Landlord as the Operator (or otherwise) in performing Landlord's obligations under Paragraph 5.3 hereof with respect to
                                          -------------
                        the Common Area including insurance premiums as described in Paragraph 5.3(k) above to the extent
                                     ---------------
                        applicable to the Common Area. Common Area Expenses shall also include an administrative fee to Landlord as reimbursement for Landlord's overhead cost and administrative services in an amount not to exceed ten percent (10%) of. Common Area Expenses excluding (w) property management services performed by independent contractors of Landlord, (x) insurance premiums, (y) utilities, and (z) any capital item or capital replacement item of Common Area Expenses to the extent it exceed Two Thousand Dollars ($2,000), provided said $2000 sum shall be increased by the same percentage increase as Minimum Rent, at the same time as each Minimum Rent adjustment during the Lease Term. In no event shall such administrative tee be applied to Taxes.

                  (b)   Exclusions. Notwithstanding Paragraph 5.4(a) above, in
                        ----------                  ---------------
                        no event shall any of the following be included in Common Area Expenses: (i) expenses for accounting, legal or other professional services; (ii) salaries, benefits and other expenses or compensation of officers, employees (except for on-site janitorial personnel) and agents of Landlord, including without limitation, any on-site or off-site management personnel; (iii) costs related to repairs or other work occasioned by any cause for which Landlord is obligated to maintain insurance under this Lease or as to which Landlord receives reimbursement from third parties; (iv) costs related to repairs, maintenance or other work performed on any building in the Shopping Center or costs related to any repairs, maintenance or other work which primarily benefits another occupant of the Shopping Center; (v) costs for improvements to the Common Area in connection with the redevelopment of the Out Parcel, the performance of Landlord's Work, or costs related to correcting defects in the construction of the Common Area for any work to the Common Area performed after the date of this Lease; (vi) expenses resulting directly or indirectly from the negligence or willful misconduct of Landlord or its agents or employees; (vii) premiums for any insurance policies not required by this Lease to be maintained by Landlord (including, without limitation, any excess or umbrella policy and commercial general liability insurance on any buildings in the Shopping Center) subject to permitted increases in policy coverage as set forth herein; (viii) depreciation on any personal or real property; (ix) financing costs associated with any personal or real property including, without limitation, interest, principal amortization, ground lease payments, points, late payment fees, commissions and legal fees; (x) expenses in the nature of interest, fines or penalties;
                        (xi) contributions to charitable and political groups;
                        (xii) fees, dues or expenses incurred for or relating to any merchants association or for the purpose of advertising, promoting or otherwise marketing the Shopping Center; and (xiii) any gross receipts tax levied on Landlord. Common Area Expenses shall be reduced by the amount of any insurance proceeds or other reimbursement, recoupment, payment, discount or allowance or the like received or receivable by Landlord that is properly allocable to Common Area Expenses and the amount of any award for a temporary taking of any part of the Common Area by any condemning authority.

                  (c)   Payment by Tenant. Within thirty (30) days after
                        -----------------
                        execution of this Lease and thereafter not less than sixty (60) days prior to the commencement of each calendar year during the Lease Term, Landlord shall notify Tenant in writing of the amount of Common Area Expenses and Tenant's pro rata share thereof which Landlord reasonably estimates will be incurred during the calendar year then commencing. Tenant's pro rata share of Common Area Expenses shall be 44.221% (21,240/48,032) of Common Area Expenses for the Shopping Center. Commencing on the Rent Commencement Date, and on the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of Tenant's pro rata share of such estimated Common Area Expenses for the then current calendar year.

     Within sixty (60) days after the end of each calendar year, Landlord shall furnish to Tenant an itemized statement of Common Area Expenses with respect to such calendar year, certified as correct by Landlord or by a responsible officer, employee or agent of Landlord in the event Landlord is a corporation. Such Common Area Expenses statement shall show, in reasonable detail, the individual items comprising Common Area Expenses, the aggregate amount of Common Area Expenses for the calendar year, the computation of Tenant's pro rata share thereof and the total estimated payments previously made by Tenant with respect to such calendar year. At Tenant's request, Landlord shall provide Tenant with copies of cancelled checks, invoices and other reasonable verification of the expenses shown on the statement. If such statement indicates that Tenant's pro rata share of Common Area Expenses for any calendar year exceeds the total payments previously made by Tenant with respect to such calendar year, Tenant shall pay Landlord the deficiency within forty-five (45) days after the receipt of Landlord's statement. If Landlord's statement indicates that the total payments made by Tenant for any calendar year exceed Tenant's pro rata share of Common Area Expenses incurred with respect to such calendar year, then Landlord shall pay the excess to Tenant concurrently with the delivery to Tenant of Landlord's statement. In the event Landlord fails to. timely provide any such annual statement, Tenant may defer remitting to Landlord Tenant's pro rata share of estimated Common Area Expenses as required by the last sentence of the preceding paragraph until such time as Tenant receives such statement.

                  (d)   Limitation of Tenant's Pro Rata Share of Certain
                        ------------------------------------------------
                        Expenses. Landlord has estimated that the aggregate of
                        --------
                        Tenant's pro rata share of Taxes, Common Area Expenses and property insurance premiums pursuant to Paragraph
                                                                    ---------
                        7.1. below (exclusive, however, of any costs or expenses
                        ---
                        set forth in Paragraphs 5.3(1) or (n)) will initially be $.10 per square foot per month. Notwithstanding anything contained in this Lease to the contrary, in no event shall Tenant's obligation to pay Tenant's pro rata share of Common Area Expenses, property insurance premiums as set forth in Section 7.1, and Taxes (a) equal more than
                                     -----------
                        Thirty-Five Thousand Six Hundred Eighty Three Dollars and Twenty Cents ($35,683.20) during any calendar year ($1.68/square foot/year) through December 31, 1996 (as such amount shall be pro-rated for any partial year and adjusted for any change in the square footage of the Premises) and (b) increase in any calendar year thereafter by more than five percent (5%) from the actual amount expended by Tenant for Common Area Expenses with respect to the preceding calendar year.

                  (e)   Landlord's Maintenance of Records. Landlord shall
                        ---------------------------------
                        maintain accurate records and books of account prepared in accordance with generally accepted accounting principles for the Common Area Expenses. Landlord shall retain such books and records for a period of three (3) years after the delivery to Tenant of the annual statement with respect to which such books and records relate. Tenant may, upon prior notice to Landlord at reasonable business hours and without unreasonable frequency, inspect and make copies of such books and records and other supporting information at Tenant's expense. In the event that a review of said books and records conducted by Tenant discloses that the Common Area Expenses for any calendar year have been overstated by more than five percent (5%), then Landlord shall pay to Tenant the reasonable cost of such review. If it is determined by any review or otherwise that any annual statement of Common Area Expenses delivered by Landlord to Tenant was not correct, the statement shall be adjusted and one party shall pay to the other upon demand such sum as may be necessary so that the correct amount of Common Area Expenses will have been paid by Tenant to Landlord.

      5.5   Right of Substitution. If in Tenant's judgment the cost of any
            ---------------------
            maintenance or service item comprising Common Area Expenses is excessive, Tenant may obtain a bid for such item from any responsible person or company offering to perform or provide comparable or superior maintenance or services. If any such bid provides for a cost at least ten percent (10%) less than the cost then being paid by Landlord for such maintenance or service, then Landlord shall promptly, in Landlord's discretion, either (a) substitute the services of such bidder, or (b) cause Tenant's pro rata share to be based upon the lower bid, regardless of who actually provides the service.

      5.6   REAs.
            ----

     Without Tenant's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Landlord will not enter into or amend any reciprocal easement agreements, development agreements, operating agreements, maintenance agreements or any other instruments affecting the use, occupancy, benefits or burdens pertaining to the Premises or the Shopping Center or any portion thereof (collectively, the "REAs"); provided, however, that the foregoing shall not be construed to apply to any lease, license or similar agreement letting or permitting the occupancy or use of the leasable areas of the Shopping Center provided the terms of any such leases, licenses or similar occupancy agreements do not conflict with this Lease. Operating agreements or maintenance agreements made by Landlord directly with an entity providing some type of service for the Common Area on a regular and ongoing basis (e.g. sweeping of the parking lot) shall not require Tenant's consent thereto. Landlord hereby assigns to Tenant all rights and benefits which Landlord may hereafter acquire under any REAs related to Landlord's maintenance of the Common Area located on the Shopping Center in accordance with this Lease, including the right to exercise any and all remedies which Landlord may be entitled to or may hereafter acquire under the REAs; provided such assignment shall not be effective unless Landlord is in default under this Lease because of Landlord's failure to maintain said Common Area after Tenant has complied with Paragraph 18
                                                                    ------------
hereto.

      6.    REAL PROPERTY TAXES.

      6.1   Payment by Landlord. Landlord shall pay in full before delinquency
            -------------------
            all ad valorem real property taxes and assessments, general and special, which shall be assessed or imposed upon and which shall become due and payable during the Lease Term with respect to the Shopping Center or any part thereof or any improvements thereon and any other taxes, impositions or charges which may be imposed on or assessed against the Shopping Center or any part thereof where the same are in lieu of or in substitution for ad valorem real property taxes or are imposed to fund governmental facilities or services which historically had been funded in whole or in part from the collection of ad valorem real property taxes (collectively, "Taxes")
                                                                         -----
            provided, however, that Taxes shall not include (and Tenant shall not be obligated to pay) any assessments imposed in connection with the installation or construction of betterments to any part of the Shopping Center first made after the date of this Lease with respect to, the development of any other portion of the Shopping Center which is redeveloped by Landlord.

      6.2   Reimbursement by Tenant. Subject to Paragraphs 5.4(d), 6.3 and 6.6
            -----------------------             ----------------------     ---
            below, Tenant shall reimburse Landlord for Tenant's pro rata share of the amount of Taxes less any discount available for prompt payment of such Taxes regardless of whether such prompt payment is actually made. As of the date of this Lease, Tenant's pro rata share of Taxes shall be based on the ratio that the ground floor area of the Premises bears to the ground floor area of all buildings located in the Shopping Center which are assessed in common with the Premises. As of the date this Lease is fully executed, Landlord represents that Tenant's pro rata share of Taxes is 44.221% (21,240/48,032) Taxes shall be prorated between Landlord and Tenant as of the RCD or the date of termination, as the case may be.

      6.3   Time of Reimbursement. All reimbursements for Taxes to be made by
            ---------------------
            Tenant as provided in paragraph 6.2 above shall be made on or before
                                  -------------
            the later of (i) thirty (30) days after written request therefor is given to Tenant by Landlord, or (ii) ten (10) days prior to the date that the payment to the taxing authority becomes delinquent. Notwithstanding the foregoing, in no event shall Tenant be obligated to reimburse Landlord for the amount of any Taxes unless Landlord shall first have delivered to Tenant (x) a copy of the tax statement, (y) evidence reasonably satisfactory to Tenant that such Taxes have been paid by Landlord, and (z) a schedule setting forth the method of determining Tenant's pro rata share of Taxes including calculations of any tax allocation and documents supporting such calculations.

      6.4   Bonded Assessments. If any general or special assessment is levied
            ------------------
            and. assessed against the Premises which by law is payable at the option of the taxpayer in installments, Tenant may pay its share of such assessment in installments as the same become due together with any interest due thereon, notwithstanding the fact that Landlord may elect to pay such assessment in full.

      6.5   Right to Contest.
            ----------------

                  (a) Tenant shall have the right at its expense to contest the rate, legality or validity of any tax or assessment provided herein to be paid by Tenant, but no such contest shall be carried on or maintained by Tenant after such taxes or assessments become delinquent unless Tenant shall (i) pay its share of the amount involved under protest, or (ii) procure and maintain a stay of all proceedings to enforce collection, forfeiture and sale and provide for payment thereof together with all penalties, interest, costs and expenses by the deposit of a sufficient sum of money or by a good and sufficient undertaking or other means required or permitted by law to accomplish such stay. At the request of Tenant, Landlord will execute or join in the execution of any instrument or documents reasonably required by Tenant in connection with any such contest. Upon the final determination of any such contest in which Tenant prevails and upon receipt by Landlord of the refund of Taxes, Landlord shall reimburse Tenant (i) Tenant's actual out-of-pocket expenses and costs incurred in connection with such contest upon demand by Tenant to the extent such expenses and costs are less than the amount of the refund, and (ii) Tenant's pro rata share of the net refund, meaning the refund as reduced by the payment to Tenant under the preceding clause (i) and Landlord deducting from the refund any reasonable out-of-pocket expenses incurred by Landlord in cooperating in such tax contest.

                  (b) Landlord may contest the rate, legality or validity of any tax or assessment imposed upon the Shopping Center or the Premises, but no such contest shall be carried on or maintained by Landlord after such taxes or assessments become delinquent unless Landlord shall (i) pay the amount involved under protest, or (ii) procure and maintain a stay of all proceedings to enforce collection, forfeiture and sale and provide for payment thereof together with all penalties, interest, costs and expenses by the deposit of a sufficient sum of money or by a good and sufficient undertaking or other means required or permitted by law to accomplish such stay. Upon the final determination of any such contest in which Landlord prevails and upon receipt by Landlord of the refund of Taxes, Landlord shall deduct from the refund Landlord's reasonable out-of-pocket expenses incurred in connection with such contest and return to Tenant Tenant's pro rata share of the remaining portion of such refund. Expenses incurred in connection with any such contest of taxes by either party shall be supported by documentation reasonably satisfactory to the other party.

                  6.6   Limitation. Nothing in this Lease shall require Tenant
                        ----------
                        to pay any business tax, personal property tax, rent tax, franchise tax, income tax, excess profits tax, estate tax, inheritance tax, succession tax, capital levy, transfer tax or any other tax assessed or levied against the Landlord. except as provided in this Section
                                                                         -------
                        6 or elsewhere in this Lease.
                        -

     Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be obligated to reimburse Landlord for the amount of any increase in Taxes occurring after the date of this Lease which is caused by a reassessment of the Shopping Center or the Premises resulting from the renovation or remodeling or from the sale or other transfer of the Shopping Center or the Premises or any part thereof, except that Tenant shall be obligated to pay Tenant's pro rata share of any increase in Taxes resulting from (i) the first (but not more than the first) bona fide sale of the Shopping Center or the Premises which occurs during the Primary Term; (ii) the first (but not more than the first) bona fide bale of the Shopping Center or the Premises which occurs after the expiration of the Primary Term (if any options are exercised); and
(iii) any renovation or remodeling work which is part of Landlord's Work; provided that, any increase in Tenant's pro rata share of Taxes shall be calculated from the most recent reassessment of the Shopping Center or the Premises regardless of the number of reassessments which have occurred after the date of this Lease. As used herein, the phrase "bona fide sale" means an
                                                --------------
arms-length sale, exchange or other transfer to an unrelated party; a party is not unrelated in situations including, without limitation, where that party is
(i) an entity controlled by, controlling or under common control with or otherwise affiliated with Landlord; (ii) a general or limited partner of Landlord or a director, officer or shareholder of Landlord; (iii) an entity which is" controlled by or otherwise affiliated with a general or limited partner of Landlord or any current or former officer, director or shareholder of Landlord; or (iv) a family member of any person or entity comprising a general or limited partner, officer, director. or shareholder of Landlord or a family member of any person or entity which is controlled by or affiliated with Landlord or a general or limited partner, officer, director or shareholder of Landlord.

      7.    INSURANCE.

      7.1   Property Insurance. After the date of this Lease and at all times
            ------------------
            during the Lease Term, Landlord at its expense shall maintain an "all risk" (as such term is customarily used and accepted in the insurance industry) form policy of insurance covering the leasable buildings and all other improvements located in the Shopping Center against physical loss or damage (including earthquake and flood and compliance with legal requirements coverage or endorsements) in an amount not less than the full Replacement Cost thereof. A certificate of insurance evidencing the insurance, coverage required hereunder shall be delivered to Tenant within ten (10) days after execution of this Lease and shall provide that the policy may not be cancelled or modified without at least thirty (30) days prior written notice to Tenant. The certificate shall also provide that Tenant shall receive notice of renewal of such insurance policy annually not later than thirty (30) days prior to the policy's scheduled expiration date. In case of loss or damage, the proceeds of such insurance shall be applied on account of Landlord's obligations pursuant to Section 12 below to the extent the same are
                                    ----------
            made available to Landlord by the holder of any deed of trust or mortgage on the Shopping Center.

     Subject  to  Section  5.4(d), Tenant shall reimburse Landlord for a portion
                  ---------------
of the policy premium based upon a fraction, the numerator of which shall be the ground floor area of the Premises and the denominator of which shall be the ground f1oor area of the Building. Provided that Tenant is in possession of a current certificate of insurance or renewal notice, as the case may be, Tenant shall, commencing with the Rent Commencement Date, make such reimbursement within thirty (30) days after Landlord delivers written notice to Tenant of the amount due from Tenant hereunder accompanied by a copy of the insurance policy premium invoice and a computation of Tenant's share thereof. Subject to Section
                                                                         -------
5.4(d),  Tenant  shall  reimburse Landlord for its pro rata share of the cost of
------
insurance related to earthquake coverage or for an earthquake endorsement covering the Building for so long as Landlord so insures the Building under a blanket policy with all other properties owned or managed by Landlord and the cost to Tenant, on an annual basis, never exceeds one hundred sixty-one percent (161%) of Tenant's pro rata share of the then current cost of the "all risk" policy required above. Landlord represents that as of the date of this Lease, the cost of such earthquake endorsement for the Building is Three Thousand Two Hundred Nineteen Dollars ($3,219) a year. Subject to Section .5.4(d),
                                                     ----------------
notwithstanding the foregoing, Tenant shall be responsible for contributing towards the cost of earthquake coverage (or an earthquake endorsement) to the extent such cost does not exceed one hundred sixty-one percent (161%) of the cost of the "all risk" policy.

            If Tenant receives notice that the insurance for the Premises and/or the Building which Landlord is required to obtain pursuant to this Paragraph 7.1 is to be cancelled or will expire, and if prior to twenty (20) days before the effective date of cancellation or expiration Tenant has not received written notice from the insurance carrier or agent that the policy will be extended or a new policy substituted in its place, then Tenant shall have the right, upon five
(5) days' written notice, but shall have no obligation, to procure substitute insurance. Landlord shall reimburse Tenant upon demand for that portion of the insurance premium paid by Tenant applicable to that portion of the Building other than the Premises which are insured by such policy.

      7.2   Liability Insurance. Concurrently with Tenant's entry into the
            -------------------
            Premises pursuant to Paragraph 14.1 and at all times during the
                                 --------------
            Lease Term, Tenant shall maintain at its expense commercial general liability insurance against claims for bodily injury, death or property damage occurring in or upon the Premises. The limitation of liability of such insurance shall be not less than One Million Dollars ($1,000,000) combined single limit in respect to any one occurrence for bodily injury and property damage. Such insurance policy shall be issued in the name of Tenant and shall name Landlord and, at Landlord's written request, any other person named by

            Landlord which holds an interest in the Premises, as an additional insured. A certificate of insurance evidencing the policy required hereunder shall be delivered to Landlord no later than thirty (30) days after Tenant takes possession of the Premises, and shall reflect that the policy may not be cancelled or modified without at least thirty (30) days prior written notice to Landlord. If Landlord receives notice that the insurance required to be obtained by Tenant pursuant to this Paragraph 7.2 is to be cancelled or will expire,
                             -------------
            and if prior to twenty (20) days before the effective date of cancellation or expiration Landlord has not received written notice from the insurance carrier or agent that the policy will be extended or a new policy substituted in its place, then Landlord shall have the right, upon five (5) days' notice, but shall have no obligation, to procure substitute insurance. Tenant shall reimburse Landlord upon demand for Tenant's pro rata share of the cost of substitute insurance. Subject to Paragraph 7.6, the limits of insurance shall
                                  -------------
            not limit Landlord's or Tenant's liability hereunder. The limits and coverage of the commercial general liability insurance shall be adjusted by agreement of Landlord and Tenant in accordance with industry standards for similar properties in the. same type of shopping centers in the trade area where the Shopping Center is located no more often than once every fifth (5th) year of the Lease Term, and any disagreement regarding the adjustment will be submitted to arbitration, as provided below.

      7.3   Tenant's Additional Insurance. At all times during which
            -----------------------------
            construction is being performed upon the Premises by Tenant, Tenant's contractor shall maintain (i) commercial general liability insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate for bodily injury and/or property damage arising out of said contractor's operations, (ii) workers compensation insurance at legally required limits, and (iii) comprehensive auto liability insurance in an amount not less than One Million Dollars ($1,000,000) combined single amount to cover damages or injuries arising from the ownership, maintenance or use of a motor vehicle. Notwithstanding the foregoing, nothing herein shall be interpreted so as to require duplication of any insurance coverage.

      7.4 Rating. All policies of insurance required under Paragraphs 5.3, 7.1 and 7.2 shall be written by companies of generally accepted responsibility and credit, licensed to do business in the State in which the Premises are located. Such insurance companies shall at all times have a policyholder's rating of "B+" or better and financial rating of Class X or better as reflected in the most recent edition of "Best's Insurance Guide."

      7.5   Waiver of Subrogation. To the extent permitted by law, Landlord and
            ---------------------
            Tenant each hereby release each other and their respective officers, employees and agents from any claims for bodily injury to or death of any person and from property damage to the Premises, to the other buildings and improvements in the Shopping Center including the Common Area, and to the fixtures and personal property of either Landlord or Tenant located in the Shopping Center that are caused by or result from risks insured against under any insurance policy which is required by this Lease to be maintained by Landlord or Tenant. This release shall not be effective if the releasing party's loss was uninsured due to a breach by the other party of its obligation to maintain an insurance policy required by this Lease to be maintained by such other party. Each party shall cause each insurance policy obtained by such party pursuant to this Lease to provide that the insurance carrier waives all right of recovery by way. of subrogation against both parties and their respective officers, employees and agents in connection with any injury or damage covered by such policy.

      7.6   Blanket Policies. In lieu of providing individual policies of
            ----------------
            insurance, the insurance protection required under this Section 7
                                                                    ---------
            may be provided in the form of blanket policies of insurance covering the Premises and other properties. In such event, however, certificates of insurance evidencing the coverage required hereunder shall be provided as herein required and any such blanket policy shall provide that the amount of insurance required under this Lease shall not be prejudiced in any manner by other losses covered by the policy.

      7.7   Tenant's Indemnity. Except to the extent of any negligent or
            ------------------
            intentional acts of Landlord or its agents, employees or contractors, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, cost, claim, demand, action and cause of action of every kind and nature arising out of
            (i) the use or occupancy of the Premises, and (ii) any breach or default in the performance of Tenant's obligations hereunder.

      7.8   Landlord's Indemnity. Except to the extent of any negligent or
            --------------------
            intentional acts of Tenant or its agents, employees or contractors, Landlord shall indemnify, defend and hold Tenant harmless from and against any and all loss, cost, claim, demand, action and cause of action of every kind and nature arising out of (i) the ownership, management, maintenance and operation of the Shopping Center other than the Premises, and (ii) any default or breach in the performance of Landlord's obligations hereunder.

      8.    USE.

      8.1   Use of Premises. The Premises may be used for the operation of a
            ---------------
            retail store for the sale of general merchandise including, without limitation, bargain and close-out merchandise and alcoholic beverages (for off-premises consumption) and nonperishable food and all other merchandise sold by Tenant in its other retail stores as of the execution of this Lease, or for any other lawful retail use, provided that such other lawful retail use is not a Prohibited Use (as defined below) or is not prohibited by the Declaration. Notwithstanding the foregoing sentence, the use of the Premises shall not be restricted to a retail use after any time when another tenant of the Building operates a non-retail establishment in the Building for at least one hundred eighty (180) consecutive days. "Retail" shall be deemed to include restaurants, banks or savings
            -------
            and loan associations, but not other office or service uses. Landlord represents and warrants that, to the best of Landlord's knowledge, there is no covenant of exclusive use or other use restriction in effect as of the date of this Lease which restricts the use of the Premises for the sale of general merchandise including, without limitation, bargain and close-out merchandise and alcoholic beverages (for off-premises consumption and non-perishable packaged food and all other merchandise sold by Tenant in its other retail stores as of the execution of this Lease. Tenant shall not use the Premises or suffer or permit the Premises to be used for any of the following uses ("Prohibited Uses") (a) a supermarket, grocery
                                    ---------------
            store or food store that devotes more than fifty percent (50%) of its sales space to the following items (whether canned, fresh or frozen) meats, meat products, fish, poultry, fruits, vegetables or commercial bakery products; (b) any retail use which directly competes, at the time of a change of category of use by Tenant, if any, with the primary business or the primary items or services sold by a then-existing tenant of a part of the Shopping Center (provided that Tenant shall at all times be permitted to sell any such items or provide any such services as a non-primary part of its business operations) or (c) any use described in Paragraph 8.2. In the event
                                                    -------------
            that as a direct result of a change in the category of use of the Premises by Tenant, the cost of insurance premiums for any insurance coverage maintained by Landlord for the Premises and/or the Building is increased, Tenant shall pay the increase in such premiums upon receipt of written demand from Landlord (which demand shall include written documentation from said insurance carrier in question explaining the reason for the increased premium). Landlord represents and warrants that Tenant's proposed use of the Premises as of the date of this Lease does not warrant an increase in any insurance coverage premium.

            8.1.1 Nothing contained in this Lease shall be deemed or construed to impose any affirmative obligation on Tenant to make any particular use of the Premises, or any use thereof at all; and nothing contained in this Lease shall be deemed or construed to require Tenant to keep the Premises open for the conduct of business during any particular hours, or any particular days, or at all.

            8.1.2 Notwithstanding anything to the contrary in this Lease, Tenant shall notify Landlord at least thirty (30) days prior to the time, if any, that it intends to cease operating business in the Premises if such cessation of business may eventually result in Landlord having the right to terminate this Lease due to the provisions set forth below ("Go Dark Notice") . Not
                                                          --------------
                  less than thirty (30) days from the date of the Go Dark Notice, Tenant may cease operating a business ("Go Dark",
                                                                  -------
                  "Going Dark" or "Gone Dark") in the Premises. If Tenant fails
                   ----------      ---------
                  to continuously operate from the Premises for a continuous period of three hundred sixty-five (365) or more days (regardless of whether Tenant has delivered the Go Dark Notice or not), Landlord may terminate this Lease upon written notice to Tenant. For purposes of this Paragraph, "Tenant" shall include any subtenants and assignees approved by Landlord in accordance with this Lease. Landlord's right to terminate this Lease based on Tenant having Gone Dark must be exercised if at all, between the three hundred sixty-fifth (365th) day and the four hundred fifty-fifth (455th) day after Tenant first failed to operate from the Premises after Going Dark. Subject to the provisions contained below, the Lease shall then terminate as of the date set forth in said termination notice, (the "Termination Date") as if said Termination Date were the date
                   ----------------
                  specified in this Lease for the expiration of this Lease. Such Termination Date shall be not less than sixty (60) days and not more than ninety (90) days from delivery of said notice. All obligations of Landlord and Tenant under this Lease (excluding those that expressly survive expiration hereof), and all rights of any assignees, sublessees, concessionaires and licensees of Tenant, shall expire on the Termination Date and be of no further force and effect. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be considered to have "Gone Dark" and Landlord's right to terminate the Lease pursuant to this Paragraph 8.1.2 shall not
                                                       ---------------
                  apply to any period of time when (i) Tenant is diligently causing the Premises to be remodeled or (ii) Tenant is unable to or is not obligated to occupy the Premises because of damage to the Premises or a taking as set forth in Paragraphs
                                                                     ----------
                  12 and 16, respectively. Moreover, any termination notice
                  ---------
                  received by Tenant shall be rendered null and void if (a) Tenant commences business operations from the Premises in at least seventy-five percent (75%) of the ground floor area thereof at any time between the date Tenant receives a termination notice and the Termination Date, or (b) Tenant obtains a fully executed letter of intent (or similar instrument) between Tenant and a bona fide assignee or sublessee prior to the time Tenant receives termination notice from Landlord, the Lease is assigned or at least seventy-five percent (75%) of the ground floor area of the Premises is subleased between the date the termination notice is received by Tenant and the Termination Date and the respective assignee or sublessee is obligated to commence and does commence business operations within the Premises in at least seventy-five percent (75%) of the ground floor area thereof prior to the one hundred eightieth (180th) day after the Termination Date. Tenant shall provide Landlord notice of its possession of any such letter of intent, and the assignment of the Lease or sublease of the Premises.

      8.2   Restrictions on Landlord's Use. Landlord and Tenant (with respect to
            ------------------------------
            the Premises only) covenant that no part of Shopping Center shall be used for any of the following purposes: (i) tanning, health, exercise club or spa, racquet club, gymnasium, bowling alley, skating rink or other sports or recreational facility; (ii) school, library or reading room, or house of worship; (iii) movie theater, auditorium or meeting hail; (iv) massage parlor, adult bookstore, a so-called "head-shop", tattoo parlor, or off-track betting establishment; (v) car wash, automobile repair work, or automotive service, automobile body shop, or automobile, boat, trailer or truck leasing or sales; (vi) amusement park, carnival, banquet facility, dance hail or other entertainment facility, video game room, pool hail, arcade or other amusement center; (vii) cocktail lounge, tavern, bar, disco, nightclub,, hotel or motor inn, (viii) any manufacturing, industrial, warehouse or office use (except incidental to a retail operation); (ix) funeral parlor, laundromat, animal breeding or storage, pawn shop, flea market, swap meet, or junk yard; (x) uses which would require Landlord or any prospective occupant of the Shopping Center to obtain a variance or similar authorization from applicable, governmental authorities due to the failure to comply with applicable parking requirements; (xi) drilling for and/or removal of subsurface substances, dumping, disposal, incineration or reduction of garbage or refuse; or (xii) any use which is unlawful,, immoral or which constitutes a public or private nuisance or produces objectionable noise, light or vibration. Notwithstanding the foregoing, an "entertainment facility" shall not include an indoor children's playground facility (such as Leaps and Bounds, Tutor Time or Discovery Zone). Such covenants shall run with the land comprising the Shopping Center. In the event of a breach of such covenants, Tenant shall be entitled to injunctive relief and any other available remedy. Nothing in this Paragraph shall prohibit Tenant from operating in accordance with Paragraph 8.1.
            --------------

      8.3   Compliance with Laws. Any applicable law, rule or order (whether
            ----------------------
            present or future) of a federal, state or municipal authority related to the use and occupancy of the Premises as a commercial establishment shall hereafter be referred to individually as a "Legal Requirement" and collectively as "Legal Requirements". Tenant
             -----------------                       ------------------
            agrees promptly, at Tenant's expense, to comply with all Legal Requirements with respect to the Premises (including any structural alteration or improvements) which are required due to the following ("Tenant's Compliance Requirements") (a) Tenant's particular and
              --------------------------------
            specific use of the Premises; (b) Tenant's personal property (such as Tenant's fixtures, furniture and equipment); or (c) Tenant's voluntary and intentional actions (as opposed to an action taken to comply with a governmental mandate which is triggered for a reason other than Tenant's voluntary and intentional actions).

      Landlord agrees to comply with all Legal Requirements applicable to (i) those improvements which constitute the Premises except for Tenant's Compliance Requirements and (ii) the Common Area. Notwithstanding the foregoing, with respect to Landlord's obligations to comply with a Legal Requirement with respect to the Premises, Tenant agrees to contribute the lesser of (a) the cost of complying with said Legal Requirement or (b) the first One Thousand Dollars ($1,000) towards the cost thereof for each "compliance event" or if the Legal Requirement at issue applies to the Common Area, (a) the lesser of Tenant's pro rata share of the cost of such "compliance event" for the Common Area or (b) the first One Thousand Dollars ($1,000) towards the cost thereof for each "compliance event". Any issue concerning a Legal Requirement with respect to Hazardous Materials shall not be addressed by this paragraph, it being acknowledged that Paragraph 10.6 shall control any such issue. It is Landlord's
                  --------------
and Tenant's intention that with respect to those situations where Tenant is obligated to reimburse Landlord for some portion of the cost of complying with a Legal Requirement, all costs related to a new Legal Requirement, a modification to an existing Legal Requirement or a new interpretation of a Legal Requirement shall be considered one "compliance event". For instance, if Landlord must make a number of changes to the Common Area after the RCD to comply with a particular law such as the Americans with Disabilities Act ("ADA"), all such modifications to the Common Area made in response thereto (such as the construction of an access ramp or the designation of "handicapped" parking spaces) shall be deemed the same compliance event for purposes of calculating Tenant's contribution. If Landlord's share (i.e. any amount Landlord is not reimbursed for by any other party) of the cost of complying with a Legal Requirement for which Landlord is responsible, is less than or equal to One Hundred Thousand Dollars ($100,000) in the aggregate during each five year period of the Lease Term (which periods shall correspond with the time periods when Minimum Rent is adjusted) ("Landlord's Threshold Cost"), then Landlord shall take all necessary actions to comply with such Legal Requirement. In such case, Tenant shall reimburse Landlord as set forth above and Landlord shall be responsible for. the balance of such compliance cost.


      If the cost to Landlord to satisfy .a Legal Requirement exceeds Landlord's Threshold Cost, then Landlord shall have the right to terminate this Lease upon not less than thirty (30) days' written notice to Tenant or pay any cost in excess of Landlord's Threshold Cost. Landlord shall notify Tenant in writing of Landlord's election to terminate or to contribute such excess sum within thirty
(30) days of Landlord's discovery of its requirement to comply with the Legal Requirement at issue. Any termination notice served by Landlord in accordance with this paragraph shall be accompanied by a statement showing the estimated cost of complying with said Legal Requirement (which cost shall be competitively bid) and a summary of all compliance costs paid solely by Landlord within the applicable five (5) year period of the Lease Term. If the Lease terminates pursuant to this Paragraph 8.3, all obligations of Landlord and Tenant under
                 --------------
this Lease shall terminate (except those which expressly survive expiration hereof) on the date set forth in Landlord's termination notice.

      If Landlord elects to terminate this Lease, Tenant shall have the right, exercisable by written notice delivered to Landlord within thirty (30) days after receipt by Tenant of Landlord's termination notice, to agree to bear Tenant's pro rata share of the cost of complying with the Legal Requirement at issue in excess of Landlord's Threshold Cost if such expense is related to the Common Area or the entire amount of such cost in excess of Landlord's Threshold Cost if said expense is related to the Premises. In either of such events, this Lease shall continue, Landlord's termination notice shall be rendered null and void, and Landlord shall take all actions necessary to comply with the Legal Requirement.

      Both parties shall have the right at their respective expense to contest or review by legal proceedings the validity or legality of any Legal Requirement with which it is required to comply hereunder, and during such contest, either party may refrain from complying therewith except to the extent required by judicial order (including an injunction) . The party contesting such Legal Requirement shall indemnify and hold the other party harmless from any loss or damage suffered by the other party as a result of any such contest or delay in compliance.

      9.    UTILITIES.

            Tenant shall pay or cause to be paid all charges for gas, water, electricity, light, heat or power, telephone or other communication services used or supplied upon or in connection with the Premises from and after the date on which Tenant accepts possession of the Premises and throughout the Lease Term. Tenant shall not be responsible to pay for any cost with respect to the installation, maintenance or repair of that portion of any utility line and installation which is located outside of the Premises (whether used exclusively by Tenant or in common with another entity), all of which shall be the responsibility of Landlord. Subject to Paragraph 10.2, Tenant agrees to pay for
                                       --------------
the maintenance or repair of any utility line or installation located within the Premises which exclusively serves the Premises (including the electrical panel once installed) which is not otherwise the obligation of Landlord. In furtherance of the foregoing and as part of Landlord's Work, Landlord shall provide Tenant with separately metered utilities prior to the commencement of this Lease. Landlord shall not be liable to Tenant for the failure or interruption of any utility service to be furnished to the Premises (once Landlord has fulfilled its obligation with respect to Landlord's Work), except to the extent of any negligent or intentional act of Landlord or Landlord's agents, employees or contractors and no such utility interruption shall constitute a constructive eviction of Tenant unless Landlord fails to comply with Paragraph 18 hereto with respect to any maintenance obligation Landlord has
     ------------
concerning  utilities.

      10.   MAINTENANCE, REPAIRS AND ALTERATIONS.

      10.1  Obligations of Tenant. Subject to Landlord's obligations under
            -----------------------
            Paragraphs 3.1, 8.3, 10.2 and 10.3 and provided that the following
            -------------------------     ----
            items are not damaged as a result of structural failure, Tenant at its expense shall maintain the interior of the Premises and all fixtures, mechanical systems, equipment and improvements located in and exclusively serving the Premises, and all of Tenant's signs, exterior doors, store front, plate glass and glazing material, in good order, condition and repair throughout the Lease Term, ordinary wear and tear and damage from casualty governed by the provisions of
            Section 12 hereof excepted.
            ----------

      10.2  Warranty of Landlord. Landlord warrants that the storefront, canopy,
            --------------------
            roof, doors (including without limitation the side loading door), windows, floor, lighting, electrical, plumbing, heating, ventilating and air conditioning ("HVAC") system located in the Premises at the time possession of the Premises is accepted by Tenant shall be in good condition and working order. Landlord at Landlord's sole cost and expense, shall effect all repairs and make any necessary replacements to any such building systems which are required within one (1) year following the Commencement Date; provided, however, that except to the extent provided in Paragraph 7.6, Landlord shall
                                                  -------------
            not be required to make repairs to or replacements of such systems where the same are damaged due to the negligent or intentional acts of Tenant, its employees or contractor. In addition, and without reducing Landlord's obligations under the preceding sentence, Landlord hereby assigns to Tenant all assignable warranties of materialmen, subcontractors and equipment manufacturers in effect, if any, applicable to work performed upon or materials and equipment incorporated in or installed upon the Premises; provided, however, that the foregoing assignment shall be effective only to the extent that Landlord does not avail itself of said warranties in fulfilling Landlord's obligations hereunder or under the lease of the other tenant of the Building.

      10.3  Obligations of Landlord. In addition to Landlord's obligations under
            -------------------------
            paragraphs 5.3, 8.3 and 10.2 above, but subject to Sections 12 and
            -------------------     ----                       -----------
            16 below, Landlord shall, at its sole expense:
            --

                  (a) Perform all maintenance and make all repairs, replacements and alterations necessary or appropriate to keep the structure of the store building located on the Premises watertight (to the extent feasible) and in good order, condition and repair, including, without limitation, each of the following:

                        (1) The exterior walls, interior load bearing walls, and interior roof structural columns;

                        (2) The roof, including the roof membrane, structure and supports, such that watertight conditions shall be maintained (to the extent feasible) during the Lease Term;

                        (3) The foundations, floor slab and structural supports;

                        (4)   The gutters, downspouts and roof drain system;

                        (5) All wiring, plumbing, pipes, conduits and other water, sewage, utility and sprinkler fixtures and equipment (including, without limitation, all connections with and components of any private sewage system serving the Premises) which are located within the slab of the store building portion of the Premises, beneath the Premises or between said store building and the main public utility lines.

                        (6) The fire sprinkler system servicing the Premises, including the periodic testing, monitoring and certification thereof; and

                        (7) All areas of the Building (including the exterior canopies), and all portions thereof, which are not leased by others, including the loading corridor and area at the rear of the Building, emergency exit corridors, and the areas relating to access to the electrical panels and fire sprinkler risers.

      It is the intention of Landlord and Tenant that although Landlord is not warranting that the Premises will be watertight at all times during the Lease Term, Landlord does covenant to maintain the Premises in as close to a water tight condition as is commercially reasonable.

                  (b) Notwithstanding anything contained in this Lease to the contrary but subject to the limitations on Tenant's pro rata share of expenses under Paragraph 5.4(d) and only
                                                     ---------------
                        after the warranty in Paragraph 10.2 expires, Tenant
                                              --------------
                        shall reimburse Landlord up to One Thousand Dollars ($1,000) per calendar year for the cost of repair and maintenance work related to the non-structural elements of the roof to the Premises (but not any replacement thereto) . Tenant shall reimburse Landlord for such costs and expenses within fifteen (15,) days of Landlord's written demand therefor, which demand shall contain copies of all paid receipts or invoices for the work performed. In no event shall Tenant be responsible for any cost related to replacing the roof in whole or in part or for any maintenance or repair costs related to the structural elements of the roof. For purposes of the foregoing sentence, "structural elements of the roof" shall be deemed to include all components of the roof located underneath the plywood sheets (such as the purlins or columns)

                  (c)   Subject to Sections 12 and 16, Landlord shall also
                                   -----------     --
                        perform all maintenance and make all repairs and replacements which result from any structural failure of the Premises or which become necessary or appropriate at any time because of any act, negligence or default under this Lease of Landlord, its agents, employees, licensees or contractors.

                  (d)   Except as otherwise provided in paragraph 7.5, if any
                                                        -------------
                        repairs or replacement for which Landlord, is obligated are necessitated by the negligent or intentional acts of Tenant or its agents or contractor, Tenant shall reimburse Landlord on demand for the reasonable cost of effecting such repairs or replacements to the extent so caused by Tenant's negligence or intentional acts.

      10.4  Installations. Tenant at its expense may install in the Premises
            -------------
            such fixtures and equipment as Tenant may desire, and Tenant may from time to time remove, replace, alter or add to such fixtures and equipment. Tenant shall repair any damage to the Premises or Building caused by or attributable to the installation, use, maintenance, repair and/or removal of any such fixtures or equipment. All fixtures which are not permanently attached to the Premises and equipment installed by Tenant shall remain the property of Tenant and may be removed by Tenant at any time during or at the expiration of the Lease Term, and if requested by Landlord, shall be removed at the expiration of the Lease Term or upon earlier termination of this, Lease.

      10.5  Alterations. Tenant at its expense may alter or remodel the Premises
            -----------
            at any time or times during the Lease Term. However, no changes shall be made which affect the structural or exterior elements of the Premises or any other portion of the Premises Landlord is required to maintain or repair without the prior written approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. All such alterations or remodeling shall be performed in accordance with Legal Requirements and subject to the following sentence, shall become the property of Landlord upon termination of this LeaseWith respect to any alterations which exceed Fifty Thousand Dollars ($50,000) to install (at the time of said installation) and for which Tenant has not obtained Landlord's prior consent (whether required or not), Tenant shall remove such alterations upon expiration (or earlier termination) of the Lease Term (or earlier termination of the Lease) and restore the Premises to substantially the same condition as existed prior to the making of said installation in question, unless Landlord notifies Tenant within thirty (30) days prior to the expiration of the Lease Term that Landlord agrees to accept such alterations or portions thereof. Landlord agrees to respond in writing to any written inquiry of Tenant concerning the initial making of said alterations (prior to installation) or the removal thereof (at the end of the Lease Term) within ten (10) days after receipt of said inquiry. Tenant shall give Landlord at least fifteen (15) days' prior written notice before undertaking any work in the Premises, so Landlord may post appropriate notices of non-responsibility.

      10.6  Hazardous Materials.
            --------------------

            10.6.1 Definitions. As used in this Lease, the term "Hazardous
                   -----------                                   ---------
                  Materials" shall mean any substance, material, chemical, gas,
                  ---------
                  waste or other matter (including but not limited to asbestos) , the existence, release, movement, migration, use, handling, storage, treatment, transportation or disposal of which is or may be harmful to the environment, public health or safety or the source of liability based upon the contamination of property or the environment or the existence of which requires remediation thereof. The term "Environmental Law" shall mean
                                                 -----------------
                  any law, code, regulation, ruling, ordinance or order of any federal, state or local governmental authority which regulates, prohibits or imposes liability for the contamination, of property, soil, water or air by Hazardous Materials, the release, movement, migration, use, handling, storage, treatment, transportation or disposal of Hazardous Materials; the remediation of Hazardous Materials; or the repair and/or replacement of any part of the Premises necessary to make the Premises comply with applicable standards concerning the environment and/or public health and safety.

            10.6.2 Representations and Warranties. Landlord represents and
                   ------------------------------
                  warrants that, to the best of Landlord's knowledge, as of the date hereof (i) the Shopping Center and the soil and ground water on and under the Shopping Center are free of Hazardous Materials other than as disclosed in the Phase I Environmental Site Assessment prepared by Dames & Moore on October 15, 1993 as Job No. 25700-002-128 (the "Environmental Audit") delivered
                                                 -------------------
                  to Tenant prior to the execution of this Lease; (ii) the Shopping Center is in compliance with all Environmental Law regulating the handling, transportation, storage, treatment, use and disposition of Hazardous Materials; (iii) there are no underground storage tanks at the Shopping Center; (iv) there are no Hazardous Materials used, handled or stored at the Shopping Center except in compliance with Environmental Law;
                  (v) there are no governmental investigations regarding possible Hazardous Materials at the Shopping Center; and (vi) Landlord has received no notices of an anticipated investigation regarding possible Hazardous Materials at the Shopping Center.

            10.6.3 Removal of Hazardous Materials from the Premises. Landlord
                    -----------------------------------------------
                  shall be responsible for complying with all Environmental Law affecting or relating to the Premises arising out of conditions existing as of the date Tenant accepts delivery of possession of the Premises or which occur at any time thereafter (including any time following the expiration of the Lease Term), other than as a result of the actions of Tenant or that of its employees, agents or contractors.

      In furtherance of the foregoing, and without limiting the scope thereof, if it is determined at any time in connection with Tenant's initial construction work or subsequent maintenance of the Premises by Landlord or Tenant or otherwise that the Premises (or other portions of the Shopping Center affecting the Premises) contain Hazardous Materials (whether or not such Hazardous Materials were: 1) known to exist, 2) known to exist, but not then known to be Hazardous Materials, or 3) then existing and not a Hazardous Material, but subsequently changed to become a Hazardous Material) at the time possession of the Premises was accepted by Tenant, and if the continued presence of such Hazardous Materials will interfere with Tenant's use of the Premises, then Landlord shall cause the same to be removed, contained or neutralized in accordance with Environmental Law (the foregoing being hereafter referred to as "abated" or "abatement") by a licensed, certified and qualified abatement
 ------      ---------
contractor reasonably acceptable to Tenant. Notwithstanding the foregoing, if at any time the asbestos contained in the roof. cement (as disclosed by the Environmental Audit) must be abated for any reason, Landlord shall abate the same at Landlord's sole cost.

            Landlord shall bear the entire cost of abating Hazardous Materials within or affecting the Premises unless the only reason Landlord is required to abate the Hazardous Materials is because of Tenant's voluntarily remodeling of the Premises, in which case Tenant shall pay the reasonable cost of the Hazardous Materials abatement (which Landlord shall perform) to the extent such abatement is necessitated by Tenant's remodeling.

            If the total cost to Landlord to abate any Hazardous Materials in compliance with Environmental Law (less any contribution from other parties) is less than One Hundred Thousand Dollars ($100,000) in a given five (5) year period (which periods shall correspond with the time periods when Minimum Rent is adjusted) ("Landlord's Abatement Threshold for the Premises"), Landlord shall abate such Hazardous Materials. In such case, Tenant shall reimburse Landlord
(a) the lesser of the cost of such "abatement procedure" or (b) the first One
                                    -------------------
Thousand Dollars ($1,000) of any such "abatement procedure" cost. Landlord shall be responsible for the balance of such cost, if any. It is the intention of Landlord and Tenant that all costs related to removing a particular Hazardous Material from the Premises at the time such abatement procedure is undertaken shall be interpreted to be the same "abatement procedure" for purposes of calculating Tenant's contribution. For example, the removal of all asbestos containing materials from the Premises would be, considered the same abatement procedure; while the removal of a different Hazardous Material from a piece of equipment would not be considered the same abatement procedure.

     If the total Hazardous Materials abatement cost for Landlord (with respect to the Premises) as described above exceeds Landlord's Abatement Threshold for the Premises, then Landlord shall have the right either (a) to terminate this Lease as of the date specified in Landlord's notice which shall be no earlier than the latest reasonably necessary date for termination (provided, however, that Tenant shall have the right to elect in writing within five (5) days of Landlord's notice to have the Lease terminated earlier than the date specified in Landlord's notice so long as the date of such termination is no less than thirty (30) days from the date of Landlord's notice), or (b) to pay the reasonable cost in excess of Landlord's Abatement Threshold for the Premises. Landlord shall notify Tenant in writing, of Landlord's election to so terminate or to contribute the excess cost within thirty (30) days after the later of (x) discovery of Hazardous Materials in the Premises, or (y) when Landlord is required by Environmental Law to commence abatement. Any such notice shall be accompanied by a statement showing the estimated cost of remediation (which cost shall be competitively bid) and a summary of all abatement costs with respect to the Premises paid solely by Landlord in the applicable five (5) year period. If Landlord elects to terminate this Lease, Tenant shall have the right, exercisable by written notice delivered to Landlord within thirty (30) days after receipt by Tenant of Landlord's termination notice, to agree to bear the Hazardous Materials abatement cost with respect to the Premises which exceeds Landlord's Abatement Threshold for the Premises in which event this Lease shall continue, Landlord's termination notice shall be rendered null and void, and Landlord shall promptly proceed to remediate such Hazardous Materials within the Premises.

            10.6.4 Removal of Hazardous Materials from Common Area. Landlord
                   -----------------------------------------------
                  shall be responsible for complying with all Environmental Law affecting or relating to the Common Area arising out of conditions existing as of the date Tenant accepts delivery of possession of the Premises or which occur at any time thereafter (including any time following the expiration of the Lease Term), other than as a result of the actions of Tenant or that of its employees, agents or contractors.

                  (a) Landlord shall require the other occupants of Shopping Center to comply with applicable, Environmental Law governing Hazardous Materials although said occupants may store, use or handle Hazardous Materials in their respective premises in the usual operation of their retail businesses provided such Hazardous Materials are stored, used or handled in compliance with Environmental Law. In the event of a release of any Hazardous Materials in, on or about Shopping Center by any occupant thereof other than Tenant which violates applicable Environmental Law, Landlord shall require such occupant to promptly remediate such release if such remediation is required by Environmental Law. Landlord agrees, to the extent permissible and not in derogation of Landlord's rights or interests, to make available to Tenant the opportunity to participate in any indemnification provided to Landlord by such occupant to the extent of the damage incurred by Tenant by reason of such release.

                  (b) If it is determined at any time during the Lease Term that the Common Area contains, or is affected by, Hazardous Materials and the existence of such Hazardous Materials is not the result of the actions of Tenant or any of its respective agents, employees or contractors, then if required by Environmental Law, Landlord shall cause such Hazardous Materials to be abated by a licensed, certified and qualified abatement contractor in accordance with Environmental Law. In the event Landlord conducts Hazardous Materials abatement in or on the Common Area other than as a result of the actions of Landlord, Tenant or another occupant of Shopping Center (or any of their respective agents, employees or contractors), Tenant shall reimburse Landlord as a part of Common Area Expenses for (a) the lesser of Tenant's pro rata share of the cost of such abatement or (b) the first One Thousand Dollars ($1,000) of such cost (between Landlord and Tenant) per "occurrence". Each discrete and noncontinuous release or discharge of Hazardous Materials (and all abatement resulting therefrom) shall constitute a separate "occurrence", but a continuous action or event such as an underground migration of Hazardous Materials initially resulting from a discrete release or discharge shall constitute only one "occurrence". If the total cost to Landlord (less any contribution from other parties) to abate an "occurrence" of Hazardous Materials in the Common Area is less than One, Hundred Thousand Dollars ($100,000) in a given five (5) year period (which periods shall correspond with the time periods when Minimum Rent is adjusted) ("Landlord's Common Area Abatement Threshold"), Landlord shall abate such Hazardous Materials. In such case, Tenant shall reimburse Landlord as provided above, and Landlord shall be responsible for the balance of such cost.

     If Landlord's share of the abatement cost with respect to the Common Area to comply with Environmental Law exceeds Landlord's Common Area Abatement Threshold, then Landlord shall have the right either (a) to terminate this Lease upon the date specified in Landlord's notice which shall be no earlier than the latest reasonably necessary date for termination (provided, however, that Tenant shall have the right to elect in writing within five (5) days of Landlord's notice to have the Lease terminated earlier than the date specified in Landlord's notice so long as the date of termination is no less than thirty (30) days from the date of Landlord's notice), or (b) to pay the reasonable cost in excess of Landlord's Common Area Abatement Threshold. Landlord shall notify Tenant in writing, of Landlord's election to so terminate or to contribute the excess cost within thirty (30) days after the later of (x) discovery of Hazardous Materials in the Common Area, or (y) when Landlord is required by Environmental Law to commence abatement. Any such notice shall be accompanied by a statement showing the estimated cost of abatement (which cost shall be competitively bid) and a summary of all abatement costs for the Common Area which were paid solely by Landlord during the applicable five (5) year period. If Landlord elects to terminate this Lease, Tenant shall have the right, exercisable by written notice delivered to Landlord within thirty (30) days after receipt by Tenant of Landlord's termination notice, to agree to bear Tenant's pro rata share of the Hazardous Materials abatement cost for the Common Area which exceeds Landlord's Common Area Abatement Threshold, in which event this Lease shall continue, Landlord's termination notice shall be rendered null and void, and Landlord shall promptly proceed to abate such Hazardous Materials within the Common Area.

            10.6.5 Landlord's Indemnity for Hazardous Materials. Landlord
                   --------------------------------------------
                  shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, statutory and other penalties, fines, costs, liabilities or losses (including, without limitation, reasonable sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees, whether or not litigation has been commenced) which arise at any time (including at any time after the expiration of the Lease Term) from or in connection with Hazardous Materials existing in or on the Shopping Center or any portion thereof as of the date Tenant accepts delivery of possession of the Premises or which occur at any time thereafter due to acts or omissions of Landlord or its agents, employees or contractors, to the extent not caused by the actions of Tenant or Tenant's employees, agents or contractors. Such indemnity, defense and hold harmless shall not include consequential damages to the extent such damages were caused by a party other than Landlord or Landlord's agents, employees or contractors.

            10.6.6 Use; Tenant's Indemnity for Hazardous Materials. Tenant
                   -----------------------------------------------
                  shall have the right to store, use and handle Hazardous Materials on the Premises in the usual operation of Tenant's retail business on the Premises provided that such Hazardous Materials are stored, used, handled and disposed of in compliance with all Environmental Law. Tenant shall be responsible for all costs incurred in complying with all Environmental Law relating to Hazardous Materials which Tenant or its agents or contractors bring into or onto or about the Premises at any time during the Lease Term.

            Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, statutory and other penalties, fines, costs, liabilities or losses (including, without limitation, reasonable sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees, whether or not litigation has been commenced) which. arise at any time (including after expiration of the Lease Term) from or in connection with Hazardous Materials which are stored, used or handled in, on or about the Premises by Tenant or its agents, employees, contractors, subtenants, successors or assigns to the extent not caused by the actions of Landlord or Landlord's employees, agents or contractors.

            10.6.7 Rent Abatement. Tenant shall be entitled to an
                   --------------
                  equitable abatement of Minimum Rent and all other amounts payable hereunder, to the extent any Hazardous Materials abatement materially interferes with Tenant's use of the Premises and/or Common Area.

            10.6.8 Interpretation. The provisions of this Paragraph 10.6
                   --------------                         --------------
                  shall supersede any other provisions in this Lease regarding the use, maintenance, repair, remediation, construction, remodel or reconstruction of the Premises or the Common Area or any part thereof, to the extent inconsistent with the provisions hereof. The representations, warranties and agreements of the parties set forth herein shall survive the expiration of the Lease Term or the termination of this Lease for any reason whatsoever.

      11.   SIGNS.

            Tenant may install and maintain upon the Premises, including the front, sides and rear exterior parapet walls, such building identification signs advertising the business conducted on the Premises by Tenant as are permitted by applicable law. After the date of this Lease, should Tenant want to modify the structure to which any of its signs is attached or the location of any of said signs, Landlord shall have the right to approve such change, which approval shall not be unreasonably withheld, conditioned or delayed. In furtherance of the foregoing, should Tenant desire to substitute a different trade name in any existing sign structure or cabinet, Landlord shall have no right to approve such action. In addition, Tenant shall be entitled to affix and maintain throughout the Lease Term an electrically illuminated sign panel bearing its business name and logo upon both sides of the bottom fifty percent (50%) of the sign pylon located in the Common Area as of the date of this Lease (as designed on the Site
Plan) and upon both sides of each sign pylon or monument hereafter installed in the Shopping Center at any time during the Lease Term. Prior to the RCD, Landlord shall provide to such sign pylons and monuments all electrical lines and hookups necessary for Tenant to affix and maintain its electrically illuminated sign panels thereon and Landlord shall maintain such lines and hookups thereafter during the Lease Term. All building signs and pylon and monument sign panels installed by Tenant (i) shall be of the size, type and logo which Tenant customarily uses from time to time in its business, (ii) shall comply with all applicable laws, rules and ordinances of state or local governmental authorities, (iii) shall remain the property of Tenant, (iv) shall be removed by Tenant at the termination of this Lease (or sooner if Tenant desires), and (v) shall be maintained at all times in good order, condition and repair, at Tenant's sole expense.

Immediately after the execution of this Lease, Tenant may construct a hardboard sign in the Common Area to announce Tenant's store opening and Tenant may maintain such sign until Tenant has installed Tenant's building identification sign(s) Immediately after execution of this Lease and continuing until fourteen
(14) days after Tenant's store opening at the Premises, Tenant shall also be permitted to hang such banners and other temporary signs outside the Premises as Tenant deems desirable to announce Tenant's store opening. Tenant shall have the right to place two (2) signs at conspicuous places within the Shopping Center (not exceeding twenty (20) square feet each), informing the public of any nearby stores of Tenant for a period not to exceed ninety (90) days after the termination of this Lease.

      12.   DAMAGE TO THE PREMISES; SHOPPING CENTER.

      12.1  Repair and Restoration.
            ------------------------

                  (a)   Except as otherwise specifically provided in this
                        Section 12, if the Premises, the Building or any other leasable buildings or improvements located on Shopping Center are damaged by any cause whatsoever, this Lease shall remain in full force and effect and Landlord shall, at its sole expense, repair, restore and rebuild the same with all reasonable dispatch and diligence, so far as practicable and lawful, to complete units of like quality, nature and condition, with the same layout and parking to floor area ratios as that which existed immediately prior to the occurrence of such damage. Landlord's obligation to repair, restore and rebuild as set forth in this Paragraph 12.1(a) shall supersede any
                                          ----------------
                        provision of applicable law to the contrary, which provisions the parties hereby waive. Any such repair, restoration and rebuilding of the Premises shall be performed in accordance with plans and specifications approved in writing by Tenant, prepared by a licensed architect selected and employed by Landlord and approved in writing by Tenant, and performed by a licensed general contractor selected and employed by Landlord and approved in writing by Tenant. None of the approvals to be obtained from Tenant in the previous sentence shall be unreasonably withheld, conditioned or delayed. During such repair, restoration and rebuilding of the Premises, Tenant shall at all times have access to the Premises for the purpose of inspecting the work in progress and for the purpose of installing trade fixtures, equipment, merchandise, advertising and signs; provided, however, that Tenant's rights of access shall not be exercised in a manner which materially impedes Landlord's repair, restoration or rebuilding of the Premises.

                  (b) In the event that the Premises, the Building or any other leasable buildings or Common Area improvements located on Shopping Center are damaged to the extent that the Premises are not reasonably suitable for the normal conduct of Tenant's business as carried on prior to said damage, Tenant may nevertheless elect to continue occupancy during the repair, restoration and rebuilding period or discontinue occupancy until satisfaction of the conditions set forth below; provided, however, that if Tenant's continued occupancy will materially delay completion of Landlord's repair, restoration or rebuilding of the Premises, then the three (3) month period specified in Clause (1) of Paragraph 12.1(c) shall be extended by the period of
                        -----------------
                        delay attributable to Tenant's continued occupancy and, provided further, that if Tenant's continued occupancy will materially increase the cost of such repair, restoration or rebuilding, Tenant shall pay the full amount of such increase. In the event Tenant elects to continue occupancy of the Premises, then from the date of such damage until completion of repair, restoration and rebuilding, there shall be an equitable adjustment in Minimum Rent and all other amounts payable hereunder, taking into account the interference, with Tenant's normal conduct of business. In the event Tenant elects to discontinue occupancy, then Minimum Rent and all other amounts payable hereunder shall completely abate from the date of damage for the duration of the period of repair, restoration and rebuilding. Tenant shall not be required to accept delivery, of possession of the Premises and to commence paying Minimum Rent and other charges payable by Tenant to Landlord hereunder until the earlier of (i) the date on which Tenant recommences to conduct business on the entire Premises, or (ii) sixty (60) days after the last to occur of all of the following events:

                        (1) The architect in charge of the construction certifies in writing to Tenant that said construction has been completed in substantial accordance with the approved plans and specifications and that the Premises is in compliance with all laws, ordinances, regulations and requirements of governmental authorities having jurisdiction thereof;

                        (2) A certificate of occupancy or an equivalent use permit and all other requisite permits and approvals necessary for the conduct of Tenant's business on the Premises and for the public to have access to the Premises are issued by the appropriate legal authorities and Tenant shall have received certified or photostatic copies of the same; and

                        (3) If the location of the foundations or exterior walls has been changed, Landlord delivers to Tenant an as-built drawing of the restored Premises.

                  (c) Tenant may terminate this Lease upon thirty (30) days written notice to Landlord in the event Landlord fails or is unable to (1) obtain a building permit for any repairs, rebuilding or restoration required under this
                        Section 12 within three (3) months from the date of damage to the Premises; or (2) complete such repairs, rebuilding and restoration and comply with the conditions in Section 12.1(b) for the resumption of Minimum Rent, and other charges payable by Tenant hereunder with all reasonable dispatch and diligence.

      12.2  Last Twelve Months Exception. If the Premises or the Building are
            ----------------------------
            destroyed within the last twelve (12) months of the Lease Term (as extended at the time of destruction) , to the extent that the cost of repair and restoration of either the Premises or the Building exceeds thirty-three percent (33%) of the then Replacement Cost of the Premises or the Building, as the case may be, Tenant shall have the option, exercisable by written notice within the earlier of (a) the later of ten (10) days after destruction and ten (10) days before Landlord is scheduled to commence any repair or restoration thereof (provided Landlord has provided Tenant with written notice of the date such restoration is scheduled to commence) or (b) sixty
            (60) days after the date of the occurrence of such damage, to (i) terminate this Lease, provided that it releases to Landlord all of Tenant's claim or interest in and to insurance proceeds otherwise allowable for the repair and restoration of said improvements; or
            (ii) affirm its obligations under this Lease by waiving Tenant's rights pursuant to Paragraph 2.2 above to elect not to exercise the
                               -------------
            next succeeding option to extend the Lease Term, provided, however, that Landlord shall immediately undertake. the repair, restoration and rebuilding of the Premises and/or the Building in accordance with Paragraph 12.1 above.
                 --------------

            If the Premises and/or the Building are destroyed within the last twelve (12) months of the Lease Term (as extended at the time of destruction), to the extent that the cost of repair and restoration of either the Premises or the Building exceeds thirty-three percent (33%) of the then Replacement Cost (as defined in Paragraph 12.4 below) of the Premises or the Building, as the case may be, Landlord shall have the option, exercisable by written notice to Tenant to terminate this Lease, if Landlord serves any such notice within sixty (60) days after the date of such damage and Tenant has not conditionally waived its right to not exercise its next available option pursuant to the prior paragraph prior to the Landlord serving any such notice on Tenant. Notwithstanding the foregoing, Tenant may render any such termination null and void by exercising its next available option within thirty (30) days after receipt of any termination notice from Landlord. Landlord shall cooperate with Tenant to determine the Replacement Cost of the entire Building and/or the Premises.

      12.3  Uninsured Casualty Exceptions.
            -------------------------------

            12.3.1 Uninsured Casualty Affecting Premises.
                   --------------------------------------

If the Premises is damaged or destroyed by any cause for which insurance coverage is not obtained despite Landlord's compliance with Paragraph 7.1 and
                                                            -------------
the cost of repairing or restoring the Premises is in excess of twenty percent (20%) of the then Replacement Cost of the Premises, then Landlord shall have the right to elect to terminate this Lease upon the terms and conditions contained in this Paragraph 12.3.1. Prior to serving any notice to terminate pursuant to
        ----------------
this Paragraph 12.3.1, Landlord shall first obtain at least two (2) bona fide
     -----------------
bids from licensed and qualified contractors estimating the cost to repair or restore the Premises. If Landlord elects to terminate this Lease pursuant to this Paragraph 12.3.1, Landlord must do so by giving written notice to Tenant of
     ----------------
such election not later than sixty (60) days after the damage or destruction. One copy of each bid obtained by Landlord for such repair and restoration must be attached to Landlord's notice of termination. Landlord's failure to give such notice within said sixty (60) day period shall be deemed Landlord's election not to terminate this Lease but instead to repair and restore the Premises. In the event Landlord does not terminate, is deemed not to have terminated or does not have the right to terminate this Lease pursuant to this Paragraph 12.3.1, then
                                                        ----------------
Landlord shall repair and restore the Premises in accordance with Paragraph
                                                                  ---------
12.1. If Landlord elects to terminate this Lease, Tenant shall have the right,
----
exercisable by notice delivered to Landlord within thirty, (30) days after receipt by Tenant of Landlord's notice, to agree to bear all costs and expenses of repair and restoration of the Premises in excess of twenty percent (20%) of the Replacement Cost of the Premises, in which event this Lease shall not be terminated and Landlord shall repair and restore the Premises and the Building in accordance with Paragraph 12.1.
                   ---------------

            12.3.2 Uninsured Casualty Affecting Building. If the Building (other
                   -------------------------------------
                  than the Premises) is damaged or destroyed by any cause for which insurance coverage is not obtained despite Landlord's compliance with Paragraph 7.1, and the cost of repairing and
                                  -------------
                  restoring the Building (other than the Premises) is in excess of twenty percent (20%) of the then Replacement Cost of the Building (other than the Premises) and provided that the Premises is also significantly damaged or destroyed as a result of such occurrence (but the restoration cost of the premises does not render the Premises subject to Paragraph
                                                                   ----------
                  12.3.1), then Landlord shall have the right to terminate this
                  ------
                  Lease upon the terms and conditions contained in this paragraph 12.3.2. Prior to serving any notice to terminate pursuant to this Paragraph 12.3.2, Landlord shall first obtain
                                   ----------------
                  at least two (2) bonafide bids from licensed and qualified contractors estimating the cost to repair or restore the Building (other than the Premises) . If Landlord elects to terminate this Lease pursuant to this Paragraph 12.3.2,
                                                        ----------------
                  Landlord must do so by giving written notice to Tenant of such election not later than sixty (60) days after the damage or destruction. One copy of each bid obtained by Landlord for such repair and restoration must be attached to Landlord's notice of termination. Landlord's failure to give such notice within said sixty (60) day period shall be deemed Landlord's election not to terminate this Lease but instead to repair and restore the Premises and the Building. In the event Landlord does not terminate, is deemed not to have terminated or does not have the right to terminate this Lease pursuant to this Paragraph 12.3.2, then Landlord shall repair and restore the

                  Premises in accordance with paragraph 12.1. If Landlord elects
                                              --------------
                  to terminate this Lease, Tenant shall have the right, exercisable by notice delivered to Landlord within thirty (30) days after receipt by Tenant of Landlord's notice, to agree to bear all costs and expenses of repair and restoration of the Building (other than the Premises) in excess of twenty percent (20%) of the Replacement Cost thereof, in which event this Lease shall not be terminated and Landlord shall repair and restore the Premises and the Building in accordance with Paragraph 12.1.
                  ---------------

            Further, if the Building is damaged or destroyed by any cause for which insurance coverage is not obtained despite Landlord's compliance with Paragraph 7.1, and the cost of repairing and restoring the Building (other than
------------
the Premises) is in excess of twenty percent (20%) of the then Replacement Cost of said Building (other than the Premises), but the Premises is not also significantly damaged or destroyed as a result of such occurrence, then Landlord shall not have .the right to terminate this Lease but in such event Landlord shall have no obligation to repair or restore the remainder of Building except to the extent necessary to assure that the Premises is secure and structurally sound and capable of being separately operated.

            12.3.3 Limitations. Any termination by Landlord pursuant to
                   -----------
                  Paragraph 12.3.2 shall not be effective unless Landlord
                  ----------------
                  concurrently terminates the lease(s) of every tenant of the Building. In the event Landlord terminates this Lease in accordance with Paragraph 12.3.1 or 12.3.2 and then Landlord
                                  ----------------    ------
                  (or a person or entity affiliated with Landlord) commences to rebuild the Premises or the leasable building area (or substantially similar thereof) located on Shopping Center, as the case may be, within three (3) years after the date of such damage or destruction, Landlord shall immediately notify Tenant of Landlord's intention so to rebuild and Tenant shall have the option to enter into a new lease with Landlord on the same provisions as contained in this Lease for a term equal to the balance of the Lease Term, including any available option periods remaining as of the date of damage or destruction. Tenant shall exercise such option, if at all, by notifying Landlord of Tenant's intention to exercise such option within sixty (60) days after Landlord's notice to Tenant of Landlord's intention to rebuild.

      12.4  "Replacement Cost" Defined. As used in this Lease, the term
             --------------------------
            "Replacement Cost" means the reasonably estimated cost of fully repairing and restoring the building(s) and other improvements in question as nearly as practicable to the condition existing immediately prior to the damage or destruction, excluding, however, Tenant's alterations, trade fixtures and equipment.

      13.   LIENS.

      Tenant shall do all things reasonably necessary to prevent the filing of any mechanic's liens or other liens against the Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant. If any such lien shall at any time be filed against the Premises, Tenant shall either cause the same to be discharged of record within thirty (30) days after the date of filing the same or, if Tenant in its discretion and in good faith determines that such lien should be contested, furnish such security or bond as may be reasonably necessary to release any lien or charge against the Premises during the pendency of such contest.

      14.   RIGHTS OF ACCESS.

      14.1  By Tenant. Provided the completion of Landlord's Work is not
            ----------
            unreasonably interfered with, Tenant may enter the Premises prior to the RCD for the purposes of inspecting the Premises and constructing Tenant's Improvements and installing its trade fixtures, equipment, merchandise, advertising and signs.

      14.2  By Landlord. Provided that Tenant's business is not unreasonably
            ------------
            interfered with, Landlord and its authorized agents and representatives shall be entitled to enter the Premises at reasonable times, upon at least five (5) business days prior notice, for the purpose of inspecting the same and showing the Premises to prospective purchasers and lenders. Additionally, Landlord shall have the right to enter the Premises for the purpose of performing any maintenance or repair to the Premises or other portions of the Building as may be required or permitted by this Lease, provided that Landlord notifies Tenant in writing at least five (5) business days prior to beginning any such maintenance or repairs, except in case of an emergency in which case Landlord shall provide such prior notice as shall be reasonable under the circumstances. Landlord shall use reasonable efforts to notify Tenant of Landlord's need to enter the Premises as the result of an emergency. For purposes of the foregoing sentence, an emergency shall be deemed to exist where immediate action is necessary to prevent injury to persons or substantial damage to property. Landlord shall perform all such maintenance or repair work in a manner which shall cause the least interference reasonably possible with the operation by Tenant of its business in the Premises and with the Common Area rights of Tenant and Tenant's customers, agents and invitees consistent with prudent property management practices. Tenant shall be entitled to an equitable abatement of Minimum Rent and all other amounts payable hereunder to the extent any such maintenance or repair work materially interferes with the use of the Premises and/or the Common Area by Tenant. Landlord agrees that no forcible entry of the Premises will be made except to prevent injury to persons or substantial damage to property.

      15.   ASSIGNMENT AND SUBLETTING.

      Tenant shall not assign this Lease or sublet the Premises or any portion thereof without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, the consent of Landlord shall not be required for the assignment of this Lease or the sublet of any portion of the Premises to (i) any entity which controls Tenant or which is controlled by or under common control with, Tenant or (ii) any entity resulting from the consolidation or merger of Tenant or (iii) any entity which acquires substantially all of the store assets of Tenant or substantially all of the store locations of Tenant in the state or region of a state where the Premises are located. In the event Tenant sublets all or any portion of the Premises, Landlord agrees to enter into a written nondisturbance, recognition and attornment agreement with such subtenant, in form and substance reasonably satisfactory to Landlord.

                        (a) If Tenant desires to assign this Lease or sublet the Premises or any portion thereof that would result in more than fifty percent (50%) of the Premises occupied by subleases or assignees of Tenant ("Subject Space") and Landlord's consent is required, Landlord shall have twenty (20) days from receipt of Tenant's request for consent ("Tenant's Notice") to notify Tenant in writing of Landlord's intent to recapture the Subject Space ("Recapture Notice"). Within ten (10) days from receipt of the Recapture Notice, Tenant shall have the right to revoke or withdraw Tenant's Notice by written notice to Landlord ("Revocation Notice"), in which event Landlord shall have no further right to recapture the Subject Space. If Landlord has timely given the Recapture Notice and Tenant has timely given the Revocation Notice, and if Landlord consents to the proposed assignment or sublease, after the date of such assignment or sublease, Tenant shall pay to Landlord fifty percent (50%) of the Transfer Premium (as hereinafter defined) received by Tenant from such assignment or subletting. If Landlord fails timely to give the Recapture Notice, Tenant shall have no obligation to pay Landlord any portion of the Transfer Premium. The term Transfer Premium shall mean:

                  (i) with respect to an assignment, the consideration received by Tenant from the assignee for the assignment, less brokerage commissions, attorneys' fees, remodeling costs and other reasonable costs and expenses incurred by Tenant in connection with the assignment; and

                  (ii) with respect to a subletting, rentals and other amounts paid by the subtenant to Tenant, when and as paid, in excess of all amounts payable by Tenant to Landlord after Tenant has deducted brokerage commissions, attorneys' fees, remodeling costs and other reasonable costs and expenses incurred by Tenant in connection with the subletting from such excess rentals and other amounts paid by the subtenant.

     Amounts  payable  by  Tenant to Landlord in accordance with this Section 15
                                                                      ----------
shall be due within thirty (30) days following receipt of the payments from the assignee or subtenant with respect to which the payments to Landlord are due.

      No assignment, subletting or other transfer of this Lease or of possession of the Premises shall relieve Tenant of its primary liability under this Lease. Each assignee shall assume and agree to perform all obligations of Tenant under this Lease; and, by accepting an assignment of this Lease, such assumption shall be conclusively presumed for the benefit of Landlord. Landlord's consent to any one assignment or sublease shall not be deemed a consent to any subsequent assignment or sublease. Tenant shall, upon demand, provide evidence reasonably satisfactory to Landlord as to costs incurred by Tenant in connection with any assignment or sublease.

      16.   EMINENT DOMAIN.

      16.1  Taking Defined. If there is any taking of all or any part of the
            --------------
            Premises or Shopping Center or access roads, to Shopping Center because of the exercise of the power of eminent domain, whether by condemnation proceedings or otherwise, or any transfer of any part of the Premises or of Shopping Center or access roads to Shopping Center made in avoidance of the exercise of the power of eminent domain (all of the foregoing being hereinafter referred to as a "taking") during the Lease Term, the rights and obligations of the parties with respect to such taking shall be as provided in this
            Section 16.

      16.2  Substantial Taking. If title to all of the Building or the part
            -------------------
            thereof comprising the Premises is taken, or if title to so much of any portion of Shopping Center is taken, so that a reasonable amount of restoration thereof will not, in Tenant's reasonable judgment, result in the Premises being reasonably suited for Tenant's continued occupancy, then this Lease shall terminate on the date that possession of the Premises, or such part of Shopping Center, is taken. In such event, neither party shall have any further rights or obligations hereunder, except as otherwise provided herein and except that Tenant shall have the right to participate in any condemnation award or in the purchase price paid, in accordance with Paragraph 16.6 below.
            --------------

      16.3  Partial Taking. If title to any part of the Building of which the
            --------------
            Premises is a part is taken and the remaining part of the Premises, after restoration of the Building, is suited in Tenant's reasonable judgment for Tenant's continued occupancy, this Lease shall terminate only as to the part of the Premises so taken as of the date that possession of such part is taken and shall continue in effect as to the part of the Premises remaining. In such event, neither party shall have any further right or obligation with respect to the portion of the Premises so taken except that Tenant shall have the right to participate in any condemnation award or in the purchase price paid in accordance with Paragraph 16.6 below. In
                                                       --------------
            the event that the Premises, following restoration thereof, is not suited in Tenant's reasonable business judgment for Tenant's continued occupancy, this Lease shall terminate pursuant to the terms of Paragraph 16.2.
                     --------------

      16.4  Temporary Taking. If the whole or any part of the Premises or
            ----------------
            Shopping Center is taken for ninety (90) days or less, this Lease shall not terminate and Tenant shall continue to pay the full amount of Minimum Rent and other charges payable by Tenant hereunder and to perform and observe all of the other terms and conditions hereof as though the taking had: not occurred (except to the extent to which Tenant is prevented from so doing by the terms of the order of the taking authority). Tenant shall be entitled to receive the entire award made for the temporary taking of the Premises and Tenant's pro rata share for the temporary taking of Shopping Center. If the taking extends beyond the expiration of the Lease Term the award shall be apportioned between Landlord and Tenant.

      16.5  Repair, Restoration, Rebuilding.
            --------------------------------

                  (a) In the event of a taking, unless this Lease is terminated as provided in Paragraphs 16.2 or 16.3,
                                                  ---------------    -----
                        Landlord shall, at its sole expense, promptly repair, restore and rebuild the remainder of the Premises and/or Shopping Center, so far as practicable to a complete unit of like quality, nature and condition as that which existed immediately prior to the taking, provided, however, that if the award of severance damages made available to Landlord does not cover at least eighty percent (80%) of the cost of such repair, restoration and rebuilding, Landlord shall have the option to terminate this Lease upon not less than thirty (30) days' written notice to Tenant. If Landlord elects to terminate this Lease pursuant to this Paragraph 16.5(a),
                                                              -----------------
                        Landlord must do so by giving written notice to Tenant of such election not later than sixty (60) days after the date the severance award is finalized. As a condition to Landlord exercising such termination right, Landlord must obtain at least two (2) bona fide bids from licensed and qualified contractors verifying that the severance award received by Landlord will not cover at least eighty percent (80%) of the cost of repairing and restoring the Premises and/or Shopping Center. Landlord shall attach one copy of each bid obtained by Landlord for such repair and restoration to Landlord's notice of termination.

      Landlord's failure to give such notice within said sixty (60) day period shall be deemed Landlord's election not to terminate this Lease but instead to repair and restore the Premises and or Shopping Center. In the event Landlord does not terminate or is deemed to have not terminated this Lease pursuant to this Paragraph 16.5(a), then Landlord shall repair and restore the Premises
     ------------------
and/or Shopping Center. If Landlord elects to terminate this Lease, Tenant shall have the right, exercisable by notice delivered to Landlord within thirty (30) days after receipt by Tenant of Landlord's termination notice, to agree to bear all costs and expenses of repair and restoration of the Premises to the extent that eighty percent (80%) of said repair or restoration costs exceeds the award of severance damages made available to Landlord, in which event this Lease shall not be terminated and Landlord shall repair and restore the Premises and/or Shopping Center. With respect to the Premises only, any repair, restoration and rebuilding work shall be conducted in the same manner, with the same approvals and the same rights of Tenant to inspect the work as are provided for in Paragraph 12.1(a) above.
----------------

     Notwithstanding anything to the contrary in this Lease, Tenant may cancel this Lease upon thirty (30) days' written notice to Landlord in the event Landlord fails to: (1) obtain a building permit for any repair, rebuilding or restoration required under this Section 16 within three (3) months from the date of taking; or (2) complete such repairs, rebuilding and restoration with all reasonable dispatch and diligence.

                  (b) During the period between the effective date of any taking and the completion of repair, restoration and rebuilding of the Premises and/or the Shopping Center, Minimum Rent and all other charges payable by Tenant under this Lease, shall be equitably abated to the extent that the Premises and/or the other portions of the Shopping Center are not then suitable in Tenant's reasonable discretion for the conduct of Tenant's business. Upon the completion of repair, restoration and rebuilding of the Premises, other portions of the Shopping Center and access necessary for the fullest possible use of the Premises or the remaining portion thereof, Minimum Rent shall thereafter and throughout the balance of the Lease Term be reduced equitably, and all other charges required to be paid by Tenant to Landlord under this Lease shall likewise be reduced in the same proportion, except as set forth below. The repair, restoration and rebuilding of the Premises will not be deemed complete until the earlier of the dates referred to in paragraph 12.1(b).
                                       -----------------

      16.6  Notices; Compensable Interests.
            -------------------------------

                  (a) In the event Landlord or Tenant receives any notice of any kind specified below, Landlord or Tenant shall promptly give the other party a photocopy of the notice received:

                        (1)   Notice of intended taking;

                        (2) Service of any legal process relating to condemnation of any portion of the Premises or Shopping Center or any improvement located thereon, or any easement appurtenant thereto;

                        (3) Notice in connection with any proceedings or negotiations with respect to such a condemnation; or

                        (4) Notice of intent or willingness to make or negotiate a private purchase, sale or transfer in lieu of condemnation.

                  (b) Any award for any taking shall belong to and be paid to Landlord, except that Tenant shall be entitled to and shall receive prior to any distribution to Landlord any sums specifically awarded on account of Tenant's leasehold improvements, personal property, trade fixtures and alterations made to the Premises by Tenant in accordance with this Lease which have been taken as part of the taking or, if the same have not been taken as part of a taking, a sum for reasonable removal and relocation costs. Landlord and Tenant each agree to execute and deliver to the other any instruments that may be necessary or appropriate to effectuate or facilitate the provisions of this Lease relating to a taking.

      17.   TENANT'S DEFAULT.

                  (a)   Tenant shall be in default under this Lease if:

            (i) Tenant fails to pay any installment of Minimum Rent or any other amount payable by Tenant under the terms of this Lease, when and as the same shall become due and payable under the terms hereof, and any such failure continues for a period of more than ten (10) days after notice thereof in writing is given to Tenant by Landlord; or

            (ii) Tenant fails to keep and perform any of the other covenants, conditions or agreements set forth in this Lease and agreed to be kept and performed by it, and any such failure continues for a period of more than thirty (30) days after notice thereof in writing stating the nature of said failure is given to Tenant by Landlord; provided, however, that if the cause for giving such notice involves making repairs or taking other acts reasonably requiring a longer period of time than thirty
                  (30) days to complete or remedy, then Tenant shall not be In default hereunder so long as Tenant has commenced to cure the failure referred to in said notice within said thirty (30) day period and thereafter continues diligently until completion to cure such failure.

                  (b) In the event of a default by Tenant, Landlord may, so long as such default continues, either terminate this Lease by written notice to Tenant, which written notice shall specify a date for such termination at least three
                        (3) days after the date of such notice, or not terminate this Lease as a result of the default.

                  (c) In the event Landlord terminates this Lease pursuant to the provisions of Paragraph 17(b) hereof, Landlord may
                                          --------------
                        then, or at any time thereafter, re-enter the Premises or any part thereof and expel or remove therefrom Tenant and any other persons occupying the same and again repossess and enjoy the Premises. In the event of such termination by Landlord, Landlord shall be entitled to recover in one or more awards of judgment from Tenant:

                        (1) the worth, at the time of the award of the unpaid Minimum Rent which had been earned at the time of termination;

                        (2) the worth at the time of the award of the amount by which the unpaid Minimum Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                        (3) the worth at the time of the award of the amount by which the unpaid Minimum Rent for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                        (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.


      The "worth at the time of the award", as used in (1) and (2) of this paragraph l7(c) is to be computed by allowing interest at a rate equal to the
-------------
Overdue Rate (as hereinbelow defined). The "worth at the time of the award" referred to in (3) of this Paragraph 17(c) is to be computed by discounting such
                           --------------
amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

                  (d) In the event Landlord does not terminate this Lease as permitted by Paragraph 17(b) above, and without barring
                                     --------------
                        Landlord's later election to terminate pursuant to Paragraph 17(b), Landlord shall be entitled to the
                        --------------
                        remedy described in California Civil Code Section 1951.4 to enforce all of Landlord's rights hereunder to collect Minimum Rent and other charges payable by Tenant hereunder, including the right as the same become due, and Tenant shall remain and continue liable to Landlord under all of the terms of this Lease.

                  (e) If Landlord does not terminate this Lease as permitted by Paragraph 17(b) above, Landlord may, without waiving any claim for damages or other remedy available to Landlord, cure Tenant's default for the account of Tenant. Any reasonable sum or reasonable contractual liability incurred by Landlord in curing Tenant's default shall be deemed paid or incurred for the account of Tenant and Tenant agrees to hold Landlord harmless therefrom and reimburse Landlord upon demand therefor, plus interest thereon at the Overdue Rate.

                  (f) The remedies of Landlord in the, event of the default of Tenant as provided in this Section 17 are not intended to be exclusive of any other remedies which may be permitted by law.

      18.   LANDLORD'S DEFAULT.

            Landlord shall be in default under this Lease (i) if Landlord fails to make a repair or perform any maintenance required to be made or performed by it under the terms of this Lease (including without limitation any breach under the Declaration which becomes a default under this Lease as well); or (ii) any of Landlord's representations under this Lease was materially untrue as of the date of such representation and such breach is not, or cannot be cured, within a reasonable time frame and without any damage to Tenant; or (iii) if Landlord fails to keep and perform any of the other covenants, conditions or agreements set forth in this Lease which Landlord has agreed to keep; or (iv) if Landlord fails to timely pay (a) any tax or other charge which is a lien upon the Premises, (b) any installment of principal or interest upon any deed of trust which is a superior lien than this Lease, or (c) any monetary obligation under the Declaration or any REA instrument affecting the Premises, and any such failure continues for a period of thirty (30) days after delivery of written notice to Landlord of the necessity for such repairs, maintenance or other action to be performed by Landlord provided, however, that if the cause for giving such notice involves taking acts reasonably requiring a longer period of time than thirty (30) days to complete or remedy, then Landlord shall not be in default hereunder so long as Landlord has commenced to cure the failure referred to in said notice within said thirty (30) day period and thereafter continues diligently until completion to cure such failure; and provided further, in the case of an emergency, within such shorter period after delivery of such notice as Tenant shall determine to be reasonable under the circumstances.

In the event of a default by Landlord, Tenant shall have all remedies available under applicable law, in equity or otherwise and may, without waiving any claim for damages or other remedy available to it under this Lease, cure such default for the account of Landlord. Any reasonable amount paid or reasonable contractual liability incurred by Tenant in curing such default shall be deemed paid or incurred for the account of Landlord, and Landlord agrees to hold Tenant harmless therefrom and reimburse Tenant upon demand therefor plus interest thereon at the Overdue Rate. If Landlord fails to reimburse Tenant for any amount paid for the account of Landlord hereunder or otherwise due Tenant from Landlord within thirty (30) days of receipt of Tenant's demand therefor, said amount may be offset by Tenant against Minimum Rent or other charges payable hereunder up to an amount equal to one month's worth of the then scheduled Minimum Rent, plus, one month's obligation for estimated Common Area Expenses per Lease Year ("Tenant Uncontested Offset Amount") . If any offset
                 --------------------------------
would exceed Tenant's Uncontested Offset Amount in a given Lease Year and Landlord disputes the amount Tenant claims as reimbursement for curing such default in excess of Tenant's Uncontested Offset Amount, Tenant shall not have the right to offset any amount in excess of Tenant's Uncontested Offset Amount unless and until Landlord and Tenant have reached a final resolution of said issue after following the arbitration procedure set forth in Paragraph 31. The
                                                             ------------
amount of any offset amount in excess of Tenant's Uncontested Amount which is submitted to arbitration shall not be limited in any manner, except as determined through said arbitration process. Notwithstanding the foregoing, Tenant may cure any default described in Paragraph 18(a) (i) prior to the
                                         ------------------
expiration of the thirty (30) day period set forth therein if the curing of such default prior to the expiration of such period is reasonably necessary to protect the Shopping Center or Tenant's interest therein from imminent harm or to prevent injury or damage to persons or property.

      19.   ESTOPPEL CERTIFICATES.

            At any time after the RCD either party, within thirty (30) days after delivery of a request in writing from the other, shall execute and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which Minimum Rent and other charges payable hereunder have been paid and any other factual information a purchaser, lender, assignee or sublessee may reasonably request.

      20.   SUBORDINATION AND NONDISTURBANCE.

      This Lease is and shall be prior to any deed of trust recorded after the date of this Lease affecting all or any part of the Premises. If, however, the holder of any deed of trust requires that this Lease be subordinated to such deed of trust, Tenant agrees to subordinate this Lease to that deed of trust if Landlord first obtains from such holder a written nondisturbance agreement in form and substance consistent with what is reasonably acceptable to a lender of similar nature with the lender in question and otherwise reasonably satisfactory to Tenant (and consistent with the form of such agreement Tenant normally obtains). Such non-disturbance agreement shall provide, among other matters, that so long as Tenant shall not be in default under this Lease after notice and beyond any applicable cure period, (i) the term of this Lease shall not be terminated or modified in any respect whatsoever, nor shall Tenant's occupancy of the Premises be disturbed or affected in any way;

                  (i) Tenant shall not be named as a defendant in any legal action or other proceeding instituted by such holder;
                        (iii) in the event of default under any lien and upon foreclosure of any other transfer by the holder of said deed of trust, said holder or its successor-in-interest agrees to perform all of the duties and responsibilities of Landlord under this Lease as a direct lease with Tenant; and (iv) such holder agrees that (a) all insurance proceeds payable as a result of damage or destruction of the Premises shall be applied to the repair and restoration of such damage or destruction pursuant to the terms- of this Lease and (b) all proceeds as a result of the exercise of eminent domain shall be distributed as provided in this Lease. In no event shall Tenant's obligations be increased by such nondisturbance agreement. Such nondisturbance agreement shall be recorded in the office of the county recorder of the county in which the Premises are located. The term "deed of trust" as used herein includes mortgages, deeds of trust, other monetary liens or encumbrances, all modifications, extensions, renewals and replacements thereof, given as collateral security for any obligation affecting the Premises.

      21.   END OF TERM.

      At the expiration or earlier termination of the Lease Term, Tenant shall:
(i) subject to Paragraph 10.5, surrender the Premises in the same condition as
               --------------
they were upon acceptance of possession thereof at the commencement of the Lease Term, subject to normal wear and tear, damage by the elements, damage that pursuant to Sections 12 and does not have to be repaired and repairs that are
            -----------
the Landlord's responsibility to make; deliver all keys to the Premises to Landlord; and (ii) remove from the Premises and the Shopping Center all of its signs, sign panels, sign supports and pylons, trade fixtures, equipment and other personal property. Except as otherwise provided in this Lease, upon termination hereof prior to the scheduled expiration of the Lease Term, the parties shall be relieved of and from all liabilities and obligations hereunder, except for those which accrued on or before the date of termination and remain unperformed as of said date. All covenants and indemnities of the parties shall survive the expiration of the Lease Term on earlier termination of this Lease to the extent required for the full performance thereof.

      22.   LANDLORD'S WARRANTY OF TITLE; QUIET POSSESSION.

                  (a) Landlord represents and warrants that as of the date this Lease is fully executed, it has good title to the Shopping Center, including without limitation, the Premises and the Common Area, subject only to Permitted Liens (as defined below), that it has full right and authority to make this Lease and to perform as required under this Lease, and that this Lease does not conflict with any other agreement to which Landlord is bound "permitted Liens" means (a) current taxes not past due, and (b) those exceptions to the Preliminary Title Report issued by First American Title Insurance Company dated June 23, 1994. Landlord represents and warrants that Tenant's use of the Premises for the sale of general merchandise including, without limitation, bargain and close-out merchandise and alcoholic beverages (for off-premises consumption) and non-perishable packaged food and all other merchandise sold by Tenant in its other retail stores as. of the execution of this Lease, and the use of the Common Area for access to the Premises and other purposes contemplated by this Lease, shall not be prevented or materially impaired at any time during the Lease Term, by any restriction, covenant, lease or agreement entered into by Landlord, whether of record or not.

                  (b) Subject to the permitted Liens, Landlord covenants that upon payment of the rental herein reserved and the due performance by Tenant of the covenants and agreements herein contained on its part to be performed, Tenant shall at all times peaceably and quietly hold and enjoy the Premises and all of the rights granted it under this Lease during the Lease Term.

      23.   BROKERAGE.

      Landlord acknowledges that Tenant has been represented in connection with this Lease by Jose Legaspi of The Legaspi Company ("Broker") . Landlord shall pay a commission to Broker pursuant to a separate agreement between Landlord and Broker. Each party represents and warrants that it has caused or incurred no claims for brokerage commissions or finders fees in connection with the execution of this Lease by any party other than Broker. Each party shall indemnify and hold the other harmless from and against any claims for a commission or finder's fee (other than by Broker) caused by the party whose actions or alleged commitments form the basis for such claim.

      24.   FORCE MAJEJRE.

      Whenever a period of time is provided for in this Lease for Landlord or Tenant to perform or do any act or thing, there shall be excluded from the computation of such period of time any period during which performance is delayed due to strikes, riots, acts of God, shortages of labor, governmental laws, rules or regulations, or from any other cause or causes beyond the reasonable control of the party (other than financial inability to perform) required to perform such act or do such thing, or that of its agents, servants, employees or contractors ("Force Majeure Event")
                           -------------------

      25.   LEASE MEMORANDUM.

      Within ten (10) days after Landlord's receipt thereof in form and substance reasonably acceptable to Landlord and Tenant, Landlord shall execute, acknowledge and deliver to Tenant a memorandum of this Lease. Tenant may cause said memorandum to be recorded in the office of the county recorder of the county in which the Premises are located. Upon expiration of the Lease Term or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord all such instruments as may be reasonably necessary or appropriate to establish of record that Tenant's rights and interest in the Premises and Common Area have terminated.

      26.   ATTORNEYS' FEES.

      The prevailing party in any arbitration, action or proceeding instituted by one party against the other for the enforcement or construction of this Lease shall be entitled to reasonable attorneys' fees and costs incurred in such action in addition to all other relief to which such party may be entitled.

      27.   NOTICES.

      Any and all notices by Landlord to Tenant, or by Tenant to Landlord, shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier or delivery service (such as Federal Express or UPS), addressed as follows:

      Notices to Landlord:      VAT Partners II
                                3236 Stone Valley Road West, Suite 230
                                Alamo, California 94507
                                Attention: Donald F. Gaube

      Notices  to  Tenant;      99Cent Only Stores
                                4000 E. Union Pacific Avenue
                                Commerce, CA 90023
                                Attention: Real Estate Department

Either party at any time may change its address by notice to the other party in writing given as provided in this Section. The earlier of the (i) date of receipt or (ii) three (3) days after the date such notice is given in accordance with this Section shall constitute the initial date of notice in computing the elapsed time as specified in any notice requirement in this Lease. Minimum Rent shall be payable in lawful money of the United States of America to Landlord at the address as set forth in this Section or as set forth in any change of address for which notice is given pursuant to this Section.

      28.   SUCCESSORS.

            Subject to Section 15 above, each of the terms, covenants and
                       ----------
conditions of this Lease shall extend to and be binding upon and shall inure to the benefit of Landlord and Tenant, and their respective legal representatives, successors and assigns. Whenever in this Lease reference is made to either Landlord or Tenant, the reference shall be deemed to include, wherever applicable, the legal representatives, successors and assigns of such parties. Notwithstanding the foregoing, references herein to "Landlord" shall mean only the person(s) or entity(ies) holding fee title to the Premises at the time in question, it being agreed that upon conveyance of said fee title, the grantor (and each successive grantor) shall be relieved of and from all obligation accruing, under this Lease after the date of such conveyance, except to the extent of liability from acts prior to such time. Such conveyance shall not relieve any former Landlord of any obligation or liability first arising prior to such conveyance.

      29.   INTERPRETATION.

            This Lease shall be interpreted in accordance with the laws of the State in which the Premises are located. The language in all parts of this Lease shall be construed in all cases as a whole and according to its fair meaning and not strictly for or against Landlord or Tenant, nor shall the fact that any portion of this Lease was drafted by Landlord or by Tenant be reason for the construction of such portion against or in favor of either party. If any clause or provision herein contained is adjudged invalid, the same shall not affect the validity of any other clause or provision of this Lease.

      30.   RELATIONSHIP OF PARTIES.

            Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of a partnership or joint venture between the parties hereto. It is understood and agreed that neither the method of computation of rent nor any provision contained herein, nor any of the acts of the parties hereto, shall create a relationship other than the relationship of landlord and tenant.

      31.   ARBITRATION.

            Except as otherwise provided in this Lease, any controversy or claim arising out of or related to this Lease or the breach of any provisions hereof shall be submitted to binding arbitration in Los Angeles County, California in accordance with the commercial arbitration rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration proceeding shall commence upon sixty (60) days notice by either party and shall be heard by a panel of three (3) arbitrators each of which shall be a licensed attorney having at least seven (7) years experience in the negotiation and drafting of commercial real property leases. In addition to any other relief awarded, the prevailing party shall be entitled to an award of costs and reasonable attorneys' fees. At the option of either Landlord or Tenant, any of the following matters may be commenced and prosecuted in any court of competent jurisdiction: (1) any action or proceeding for unlawful detainer or ejectment; (2) any action for specific performance or injunctive relief; and (3) any action seeking a defense of or indemnification from any claim which is the subject of a pending court action.

      32.   ENTIRE AGREEMENT.

            This Lease constitutes the entire agreement between the parties hereto and supersedes all previous agreements and understandings between the parties in any way relating to the subject matter hereof, including without limitation, any letter of intent or proposal to lease. No amendment to or modification of this Lease shall be binding unless the same is in writing and signed by both Landlord and Tenant.

      33.   OFFER TO LEASE.

            Execution and delivery by Landlord of this Lease constitutes an offer which shall not be deemed accepted by Tenant until Tenant has executed this Lease and delivered a duplicate original thereof to Landlord.

      34.   AUTHORITY.

            Each individual signing on behalf of a party hereto represents and warrants that he or she is authorized by the Board of Directors, managing partner or other appropriate body or individual, as the case may be, to execute this Lease on behalf of such party.

      35.   HOLDING OVER.

            Landlord hereby consents to Tenant remaining in possession of the Premises after expiration or termination of the Lease Term, such holdover tenancy shall be on a month-to-month basis, terminable at any time upon thirty
(30) days' written notice. Such month-to-month tenancy shall be upon the same terms and conditions contained herein so far as applicable, with Minimum Rent equal to the amount of Minimum Rent in effect immediately prior to the expiration or termination of the Lease Term, payable in advance at the beginning of each month for the period of such tenancy.

      36.   ANNOUNCEMENTS.

            Without the prior written consent of Tenant, Landlord will not make any oral or written public announcement of Tenant's execution of this Lease or the transactions contemplated hereby.

      37.   INTEREST ON DELINQUENT AMOUNTS.

            Except as expressly provided otherwise herein, any amount payable under this Lease which is not received before delinquency shall bear interest from the expiration of the notice period until the date received at the Overdue Rate provided such sum is not received within five (5) days after receipt of notice that said sum is overdue. The "Overdue Rate" shall be a per annum rate equal to the lesser of: (1) two percent (2%) above the "prime" rate of interest for U.S. money center banks (or equivalent) as published from time to time in the Wall Street Journal, or (2) the highest rate of interest permitted under applicable usury laws. Neither demand for nor receipt of interest on any delinquent sum shall excuse the obligation to timely pay such sum or waive any default with respect thereto.

      38.   NO WAIVER.

      No delay or omission by Landlord or Tenant to exercise any right or remedy such party is entitled to shall be construed as a waiver of any such right or remedy or of any breach by Tenant or Landlord, as the case may be, unless such waiver be in writing signed by the party waiving said right. Any waiver by the non-breaching party of a breach of any term, covenant or condition contained in this Lease, on any one occasion, shall not be deemed to be a waiver of such term, covenant or condition due to a subsequent breach of the same or of any other term, covenant or condition contained in this Lease. The subsequent acceptance of rent or other amounts payable by one party hereunder shall not be deemed to be a waiver of any preceding breach by that same party of any term, covenant or condition of this Lease, other than the failure of such breaching party to pay the particular rent or other amount so accepted, regardless of the non-breaching party's knowledge of such preceding breach at the time of acceptance of such rent or other amount.

      39.   NOTICE OF SALE

      If during the Term of this Lease Landlord elects to sell (or is considering selling) the Premises (whether by itself or together with other property, the "Property"), Landlord shall so notify Tenant in writing. Tenant
               --------
shall have the opportunity to negotiate in good-faith for a period of thirty
(30) days (the "Negotiation Period") with Landlord to purchase the Property,
                ------------------
provided, however, Landlord has not otherwise granted a purchase option, a right of first refusal, right of first offer or other special rights with respect to the Property to another party. Tenant's opportunity to negotiate with Landlord to purchase the Property shall not be construed as a purchase option, a right of first refusal or right of first offer. After the expiration of the Negotiation Period, Tenant shall have no further right under this Section.

      40.   OTHER BUILDING SPACE

      If the portion of the Building excluding the Premises is vacant ("Other Building Space"), Landlord agrees to be responsible for the maintenance and repair of the Other Building Space. If the Other Building Space Goes Dark and remains Dark for more than six (6) consecutive months during the first lease year of each option period under Paragraph 2.2, unless Landlord has executed a
                                 -------------
letter of intent with another tenant(s) for the Other Building Space, Tenant shall have the right to terminate this Lease upon ninety (90) days' written notice given within thirty (30) days of the expiration of such six-month period. Tenant shall also have the right to terminate this Lease if, within six (6) months of execution of a letter of intent, Landlord fails to execute a lease or either (a) Landlord fails diligently to pursue the renovation of the Other Building Space (including applying for a building permit), or (b) the new tenant fails to open for business. Tenant must exercise the termination right, if at all, by giving Landlord at least ninety (90) days' written notice within thirty
(30) days of-the expiration of such six-month period.

      IN WITNESS WHEREOF, the parties have executed this Lease as of the date and year first above mentioned.

      LANDLORD:     VAT  Partners  II,

                             a California general partnership

                             By:  TENAX INVESTMENT COMPANY
                                  a Delaware corporation and
                                  Manage General Partner


                             By:  /s/  Donald  F.  Gaube
                                  ----------------------------
                                  Donald F. Gaube
                                  President

                             Landlord' s Taxpayer
                             Identification Number:
                             95-4467282

        TENANT:     99Cent Only  Stores
                    a California corporation

                             By:  /s/  Jeff  Gold
                                  ----------------------------
                                 Jeff Gold
                                 Vice President

Date:        July  ____,  1995
Landlord:    VAT  Partners  II,
             a California general partnership
Tenant:      99Cent  Only  Stores
             A  California  corporation
Location:    NWC  Sepulveda  Boulevard  and  Vermont  Avenue
City of:     Torrance
County of:   Los  Angeles
State of:    California
Store No.:   __________

  1.  PREMISES                                                                  1

 1.1  The Premises and the Shopping Center                                      1
 1.2  Ground Floor Area of the Premises, the Building and the Shopping Center   1
 1.3  The Declaration                                                           2
 1.4  Acceptance of Premises by Tenant                                          3

  2.  TERM                                                                      4

 2.1  Lease Term                                                                4
 2.2  Options to Extend Term                                                    4

  3.  IMPROVEMENTS TO THE PREMISES                                              4

 3.1  Landlord's Improvements                                                   4
 3.2  Tenant's Improvements                                                     5

  4.  RENT AND RENT COMMENCEMENT DATE                                           5

 4.1  Rent Commencement Date                                                    5
 4.2  Minimum Rent                                                              6
 4.3  Lease Year Defined                                                        6

  5.  COMMON AREA                                                               7

 5.1  Definition of Common Area                                                 7
 5.2  Tenant's Rights in the Common Area                                        7
 5.3  Landlord's Common Area Responsibilities                                   8
 5.4  Common Area Expenses                                                     10
 5.5  Right of Substitution                                                    12
 5.6  REAs                                                                     12

  6.  REAL PROPERTY TAXES                                                      13

 6.1  Payment by Landlord                                                      13
 6.2  Reimbursement by Tenant                                                  13
 6.3  Time of Reimbursement                                                    13
 6.4  Bonded Assessments                                                       14
 6.5  Right to Contest                                                         14
 6.6  Limitation                                                               14

  7.  INSURANCE                                                                15

 7.1  Property Insurance                                                       15
 7.2  Liability Insurance                                                      16
 7.3  Tenant's Additional Insurance                                            17
 7.4  Rating                                                                   17
 7.5  Waiver of Subrogation                                                    17
 7.6  Blanket Policies                                                         17
 7.7  Tenant's Indemnity                                                       17
 7.8  Landlord's Indemnity                                                     17



                                      -77-

  8.  USE                                                                      18

 8.1  Use of Premises                                                          18
 8.2  Restrictions on Landlord's Use                                           19
 8.3  Compliance with Laws                                                     20

  9.  UTILITIES                                                                21

 10.  MAINTENANCE, REPAIRS AND ALTERATIONS                                     22

10.1  Obligations of Tenant                                                    22
10.2  Warranty of Landlord                                                     22
10.3  Obligations of Landlord                                                  22
10.4  Installations                                                            24
10.5  Alterations                                                              24
10.6  Hazardous Materials                                                      24

 11.  SIGNS                                                                    28

 12.  DAMAGE TO THE PREMISES; SHOPPING CENTER                                  29

12.1  Repair and Restoration                                                   29
12.2  Last Twelve Months Exception                                             31
12.3  Uninsured Casualty Exceptions                                            31
12.4  "Replacement Cost" Defined                                               33

 13.  LIENS                                                                    33

 14.  RIGHTS OF ACCESS                                                         33

14.1  By Tenant                                                                33
14.2  By Landlord                                                              33

 15.  ASSIGNMENT AND SUBLETTING                                                34

 16.  EMINENT DOMAIN                                                           35

16.1  Taking Defined                                                           35
16.2  Substantial Taking                                                       35
16.3  Partial Taking                                                           35
16.4  Temporary Taking                                                         35
16.5  Repair, Restoration, Rebuilding                                          36
16.6  Notices; Compensable Interests                                           37

 17.  TENANT'S DEFAULT                                                         37

 18.  LANDLORD'S DEFAULT                                                       39

 19.  ESTOPPEL CERTIFICATES                                                    40

 20.  SUBORDINATION AND NONDISTURBANCE                                         40

 21.  END OF TERM                                                              41

 22.  LANDLORD'S WARRANTY OF TITLE; QUIET POSSESSION                           41

 23.  BROKERAGE                                                                42

 24.  FORCE MAJEJRE                                                            42

 25.  LEASE MEMORANDUM                                                         42

 26.  ATTORNEYS' FEES                                                          42

 27.  NOTICES                                                                  42


                                      -78-

 28.  SUCCESSORS                                                               43

 29.  INTERPRETATION                                                           43

 30.  RELATIONSHIP OF PARTIES                                                  43

 31.  ARBITRATION                                                              44

 32.  ENTIRE AGREEMENT                                                         44

 33.  OFFER TO LEASE                                                           44

 34.  AUTHORITY                                                                44

 35.  HOLDING OVER                                                             44

 36.  ANNOUNCEMENTS                                                            45

 37.  INTEREST ON DELINQUENT AMOUNTS                                           45

 38.  NO WAIVER                                                                45

 39.  NOTICE OF SALE                                                           45

 40.  OTHER BUILDING SPACE                                                     46


EXHIBIT A    LEGAL  DESCRIPTION  OF  SHOPPING  CENTER

EXHIBIT B    SITE  PLAN  OF  SHOPPING  CENTER

EXHIBIT C    LANDLORD'S  WORK